As filed with the U.S. Securities and Exchange Commission on November 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C-BOND SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Colorado	6799	26-1315585
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6035 South Loop East, Houston, TX 77033

(832) 649-5658

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott R. Silverman

Chairman and Chief Executive Officer

C-Bond Systems, Inc.

6035 South Loop East, Houston, TX 77033

(832) 649-5658

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian P. Fenske

Norton Rose Fulbright US LLP

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5557

Facsimile: (713) 651-5246

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)(2)	Proposed Maximum Offering Price Per Security(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	12,150,000	1.45	17,617,500	$2,136

(1)	The shares will be offered for resale by selling stockholders pursuant to the shelf prospectus contained herein.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) of the Securities Act, based upon the average of the bid and asked price of Common Stock on November 28, 2018, as reported on the OTC Pink marketplace of $1.45.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

SUBJECT TO COMPLETION DATED NOVEMBER 30, 2018

PRELIMINARY PROSPECTUS

C-Bond Systems, Inc.

12,150,000 Shares of Common Stock

This prospectus relates to resale, from time to time, of up to 12,150,000 shares of our common stock, par value $0.001 (the “Shares”, our common stock is referred to as “Common Stock”), currently outstanding, by the selling stockholders named in this prospectus or in a supplement hereto.

We are registering the offer and sale of the Shares, in part pursuant to registration rights we have granted pursuant to subscription agreements and registration rights agreements. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The selling stockholders will pay or assume brokerage commission and similar charges, if any, incurred in the sale of the Shares.

We are not selling any Shares under this prospectus and will not receive any proceeds from the sale of the Shares by the selling stockholders.

The Shares to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker dealers, or agents. The selling stockholders will determine at what price they may sell the Shares offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution.” For a list of the selling stockholders, see the section entitled “Selling Stockholders.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is currently quoted on the OTC Pink marketplace on a limited basis under the trading symbol “CBNT”. On November 28, 2018, the last reported sale price of our common stock on the OTC Pink marketplace was $1.45.

Investing in the Common Stock involves risks. See “Risk Factors” on Page 4 of this prospectus for a discussion of the risks regarding an investment in the Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2018.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus. Information contained on our website, or any other website operated by us, is not part of this prospectus.

EXPLANATORY NOTE

On April 25, 2018, WestMountain Alternative Energy, Inc.’s (“WestMountain”, which was incorporated in the state of Colorado on November 13, 2007), WestMountain’s wholly-owned subsidiary, WETM Acquisition Corp., a corporation formed in the State of Colorado on April 18, 2018, (the “Acquisition Sub”), and C-Bond Systems, LLC a privately held Texas limited liability company, entered into an Agreement and Plan of Merger and Reorganization (“Merger Agreement”). Pursuant to the terms of the Merger Agreement, on April 25, 2018, referred to as the Closing Date, the Acquisition Sub merged with and into C-Bond Systems, LLC, which was the surviving corporation and became our wholly-owned subsidiary (the “Merger”). The Merger was effective as of April 26, 2018, upon the filing of a Certificate of Merger with the Secretary of State of the State of Texas.

Pursuant to the Merger, we acquired the business of C-Bond Systems, LLC. It was engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality and sustainability within brittle material systems with a strong focus in the glass industry. At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, all of the outstanding common units of C-Bond Systems, LLC (“Common Units”) that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,783 shares of our common stock. As a result, each common unit of C-Bond Systems, LLC was converted into approximately 3.233733 shares of our common stock (the “Conversion Ratio”). In addition, pursuant to the Merger Agreement, each option to purchase Common Units, issued and outstanding immediately prior to the closing of the Merger was assumed and converted into an option to purchase an equivalent number of shares of our common stock and the exercise price of each such option was divided by the Conversion Ratio. As a result, a total of 14,494,213 options were issued.

Contemporaneously with the closing of the Merger, we sold 3,100,000 shares of our common stock pursuant to a private placement at a purchase price of $0.40 per share, to BOCO Investments, LLC, Mark Cline, Jeff Badders, John Rudisill and Koshy Alexander, pursuant to subscription agreements. The private placement is referred to herein as the “Offering.” The aggregate gross proceeds from the Offering were $1.24 million. The Offering was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (“SEC”).

In connection with the Merger and the Offering, the stockholders agreed not to sell any of their shares of our common stock until a resale or shelf registration statement is filed and effective. We agreed to file such a registration statement as soon as practicable and to cause that registration statement to be declared effective as soon as reasonably possible. The Company is filing this Registration Statement on Form S-1 pursuant to the foregoing obligation (the “Registration Statement”).

For more information on the events that occurred, agreements we entered into, and securities issued in connection with the Merger, see our Current Report on Form 8-K filed with the SEC on May 1, 2018.

PROSPECTUS SUMMARY

The following summary highlights, and is qualified in its entirety by, information contained elsewhere in this prospectus. It does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the Explanatory Note. You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors.” In this prospectus, unless the context requires otherwise, references to “C-Bond”, the “Company,” “we,” “our” or “us” refer to C-Bond Systems, Inc.

Overview

We are a materials development company and the sole owner of the patented, proprietary, nanotechnology, which we call our C-Bond™ technology.  We currently sell our technology primarily to the glass industry. Our product, called C-Bond™, is a patented nanotechnology designed to significantly increase the strength of glass, enhance glass flexibility and improve the structural integrity of glass. The product is scalable across various target segments and industry verticals.  To date, we have focused on automotive glass, including windshields, and architectural glass.  In the future, other glass segments such as electronics, including display glass, and glass packaging, including bottles, may be targeted, but we have not entered these markets yet.

The C-Bond™ technology provides strength and improved functional performance to brittle materials.  Currently focused on the glass industry, the C-Bond™ technology enables ordinary glass to dissipate energy by permeating the glass surface and detecting microscopic flaws and defects that are randomly distributed all over the glass surface. C-Bond’s unique qualities then work to locate and repair the identified surface imperfections that weaken the glass composite structure and ultimately act as failure initiators. The C-Bond™ formula is engineered to maintain original glass design integrity while increasing the mechanical performance of the glass.

Product and Service Offerings

C-Bond™ current products are patented, low-cost technologies that significantly increase the mechanical performance of glass. We have implemented the following product structure integrating a “new strategic product platform” that has enhanced performance capabilities and market reach with a legacy product platform that is still generating incremental revenue and earnings.

C-Bond Transportation Windshield Performance Solution.

C-Bond NanoShield is a patented nanotechnology windshield glass strengthening and hydrophobic (water repellant) all in one performance system. It is designed to improve windshield safety and performance by increasing windshield chip and crack resistance and improving windshield visibility in wet weather conditions providing extended driver reaction time.  We believe that C-Bond NanoShield is unique in the market and that the product has no direct competitors.  With C-Bond NanoShield, we intend to create new markets and channels in the aftermarket automotive windshield segment.

C-Bond I Glass Strengthening Primer and Window Film Mounting Solution.

C-Bond I is a patented non-toxic, water-based nanotechnology solution designed to significantly increase the strength of glass and improve the performance properties of window film-to-glass products. C-Bond improves the performance of window film-to-glass products by reducing glass breakage from impact and stress environments and also fills the capillary voids on the glass surface preventing the trapping of moisture and impurities that impede cure time and adhesion between the glass and any succeeding window film product. This is important because when glass does break, this nanotechnology improves the chances that no large shards/pieces will escape the immediate area of the glass surface and result in serious laceration or personal injury.  C-Bond I has been tested against untreated glass by third party laboratories and shown to outperform untreated glass in this capacity.  C-Bond I faces market competition from basic soap and water products (such as baby shampoo and dishwashing soap) as the recognized industry standard window film application solution, which we believe provides no structural benefits and is designed to wash hair and dishes. C-Bond I increases overall glass strength, improves window film product performance, and can be used in conjunction with any manufacturer’s film product.

C-Bond BRS (Ballistic Resistant Film System)

C-Bond BRS is a patented nanotechnology Ballistic Resistant Film System that increases the structural integrity of glass and provides National Institute of Justice (NIJ) Level I, Level II and Underwriter Laboratories (UL) 752 ballistic resistant protection. C-Bond BRS includes a specified glass thickness and glass type, the C-Bond window film mounting solution to improve the glass mechanical strength, and the C-Bond window film product. This product is targeted to police, fire, emergency services, schools, airports, and mass transit government buildings due to the utility of ballistic resistant glass protection in their respective fields. The C-Bond BRS system seeks to combine simplicity and affordability with a one-way capability (the ability to shoot-out but prevent shooting in) ballistic protection as compared to other costlier ballistic resistant material (polycarbonate and glass laminate) products.

General Company Information

WestMountain was incorporated in the state of Colorado on November 13, 2007. C-Bond System, LLC was a Texas-based limited liability company that was formed in 2013, headquartered in Houston, Texas. Pursuant to the terms of the Merger Agreement, on April 25, 2018, the Acquisition Sub merged with and into C-Bond Systems, LLC, which was the surviving corporation and became our wholly-owned subsidiary. On July 18, 2018 we changed our name to C-Bond Systems, Inc.  Our common stock is currently quoted on the OTC Pink marketplace on a limited basis under the trading symbol “CBNT”. Our principal executive offices are located at 6035 South Loop East, Houston, Texas  77033. Our website address is https://cbondsystems.com/, and our telephone number is (832) 649-5658. The content of any website of ours is not a part of, or incorporated by reference in, this prospectus.

The Offering

Issuer	C-Bond Systems, Inc.

Common Stock to be offered by the selling stockholders	12,150,000 shares of Common Stock

Use of proceeds	We will not receive any proceeds from the sale of the Shares by the selling stockholders.

Risk factors	You should read the “Risk Factors” section included beginning on page 4 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Listing	Our Common Stock is quoted on the OTC Pink marketplace on a limited basis under the trading symbol “CBNT”.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, in addition to the other information contained in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our common stock. Any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future prospects. As a result, the trading price of our common stock could decline, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors section, constitute forward-looking statements. Please refer to “Cautionary Note Regarding Forward-Looking Statements.”

We have incurred substantial losses to date, may continue to incur losses in the future, and we may never achieve or sustain profitability.

We have incurred substantial net losses since our inception, including net losses of $5,872,268 and $8,299,692 for the years ended December 31, 2016 and 2017, respectively, and net losses of $7,586,901 and $3,085,774 for the nine months ended September 30, 2018 and 2017, respectively and these losses may continue. As of December 31, 2017, and September 30, 2018, we had an accumulated deficit of $22,854,556 and $30,441,457, respectively. We expect to incur additional costs and expenses related to the continued development and expansion of our business, including research and development operations and the commercialization of our C-Bond technologies. Our ability to achieve profitability depends on our success in increasing industry acceptance of our technologies and products. We may never achieve profitability.

Our ability to continue as a going concern will require us to obtain additional financing to fund our current operations, which may be unavailable on attractive terms, if at all.

As of December 31, 2017 and September 30, 2018, our recurring operating losses, cash used in operations and our current operating plans raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will require us to obtain additional financing to fund our current operating plans. We believe that our existing cash and cash equivalents will be sufficient to fund our current operating plans through the beginning of the first quarter of 2019. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development efforts and commercialization efforts.

Our future revenues are very difficult to predict with any accuracy.

We are an early stage company. That makes predicting the timing or the amount of revenues that we will receive from the sale, or license, of our products very difficult. Any delay in the development and acceptance of one or more of our products, could result in significant delays in the realization of revenues, the need to raise additional capital through the issuance of additional equity or debt securities sooner than we intend, and may allow competitors to reach certain of such markets with products before we do. In view of the emerging nature of the technology involved in certain of these markets, and the attendant uncertainty as to whether our products will achieve meaningful commercial acceptance, if at all, there can be no assurance that we will realize revenues sufficient to achieve profitability.

Our intellectual property is subject to patents and exclusive license agreements that may expire or change.

We rely on U.S. patents to protect our propriety products that form the core of our revenue potential. These patents are subject to standard patent expiration terms. Upon expiration of our patents we will no longer be able to prevent our competitors from developing similar products to ours. Additionally, we rely on exclusive license agreements to use certain technologies. The terms of the exclusive license agreements may change upon expiration of their current terms. We may not be able to renew or extend our current licenses, or they may become non-exclusive licensees. The inability to maintain our exclusive licenses agreements would have a significant impact on our potential future revenues.

If we are unable to adequately protect our intellectual property, our competitive position and results of operations may be adversely impacted.

Protecting our intellectual property is critical to our innovation efforts. We own patents, trade secrets, copyrights, trademarks and/or other intellectual property rights related to many of our products, and also have exclusive and non-exclusive license rights under intellectual property owned by others. Our intellectual property rights may be challenged or infringed upon by third parties, particularly in countries where property rights are not highly developed or protected, or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. Unauthorized use of our intellectual property rights or inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations.

We are dependent on key personnel, and our ability to grow and compete in our industry will be harmed if we do not retain the continued services of our key personnel, or we fail to identify, hire, and retain additional qualified personnel.

Our success depends on the efforts of our senior management team and other key personnel. The loss of services of members of our senior management team could have an adverse effect on our business. In addition, if we expect to grow our operations, it will be necessary for us to attract and retain additional qualified personnel. If we are unable to attract or retain qualified personnel as needed, the growth of our operations could be slowed or hampered.

Potential adverse outcomes in legal proceedings may adversely affect results.

Our business exposes us to product liability claims that are inherent in the design, manufacture and sale of our products and the products of suppliers. We may not be able to obtain insurance on acceptable terms or our insurance may not provide adequate protection against actual losses. In addition, we are subject to the risk that one or more of our insurers may become insolvent and become unable to pay claims that may be made in the future. Even if we maintain adequate insurance, claims could have a material adverse effect on our financial condition, liquidity and results of operations and on our ability to obtain suitable, adequate or cost-effective insurance in the future.

If we are unable to successfully introduce new products, our future growth may be adversely affected.

Our ability or failure to develop new products based on innovation can affect our competitive position and requires the investment of significant time and resources. Difficulties or delays in research, development, production or commercialization of new products and services may reduce future revenues and adversely affect our competitive position. If we are unable to create sustainable product differentiation, our organic growth may be adversely affected.

Research and development for continued growth of our IP portfolio and product offerings is expensive, and we may not have sufficient funds to continue research and develop activities and may not be able to acquire additional funding.

Our ability to continue our research and development activities to improve and expand our products and service offerings requires extensive amounts of funding. We may not be able to obtain the necessary funding on attractive terms and in a timely basis to continue our research and development activities, which would cause our research and development activities to be delayed, reduced or terminated. Delaying, reducing or terminating our research activities would impede our estimated growth and results of operations.

We rely heavily on collaborative partners such as distributors, manufacturers and vendors and our relationships with such parties may restrict or limit our business operations.

We are currently working with several third-party entities with respect to the validation, optimization, and distribution of our products. Our current and future collaborations and joint ventures are important as they allow greater access to funds, to research, development and testing resources, validation, and to manufacturing, sales and distribution resources that we would otherwise not have. We intend to continue to significantly rely on such collaborative and joint venture arrangements. Some of the risks and uncertainties related to the reliance on such collaborations and joint ventures include the fact that such relationships could actually serve to limit or restrict us, while our partners are free to pursue other products either on their own or with others. Further, our partners may terminate a collaborative technology relationship and such termination may require us to seek other partners or expend substantial resources to pursue these activities independently.

We rely primarily on a third-party distribution model for our products and the number and quality of distributors can vary and may impact our revenues.

We rely on numerous third-party distributors for the distribution of our products. While we believe that alternative distributors could be located if required, our product sales could be affected if any of these distributors do not continue to distribute our products in required quantities or at all, or with the required levels of quality. In addition, difficulties encountered by these distributors, such as fire, accident, natural disasters, or political unrest, could halt or disrupt distributions, resulting in delay or cancellation of orders. Any of these events could result in delayed deliveries by us of our products, causing reduced sales and harm to our reputation and brand name.

We only have one manufacturing facility.

We manufacture all of our products at our Houston, Texas facility. In the event of a fire, flood, tornado, hurricane or other form of a catastrophic event, we may be unable to fulfill any then-existing demand for our products, possibly for a prolonged period, depending upon the severity of the event. As a result, should a catastrophic event occur, our financial condition and results of operation would be materially adversely affected.

Additionally, our lease on our Houston, Texas facility expired in November 2018 and was extended to November 30, 2019. There is no guarantee that we will be able to negotiate a favorable lease renewal or extension. If we are not able to renew or extend our lease on the Houston, Texas facility, we may have to move our corporate headquarters and manufacturing facility. Doing so could cause us to incur significant expenses and could delay or reduce our ability to manufacture our products for some time. Our financial condition and results of operation could be materially adversely affected by any such move.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members of the board of directors.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the OTC and other applicable securities rules and regulations. Compliance with these rules and regulations requires significant legal and financial compliance costs, makes some activities more difficult, time-consuming or costly and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. We may need to hire more employees in the future to comply with these regulatory requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company with these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members for our board of directors, particularly to serve any committees, and qualified executive officers.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

We may not reach sufficient size to justify our public reporting status. If we are forced to become a private company, then our stockholders may lose their ability to sell their shares and there would be substantial costs associated with becoming a private company.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting annually. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.  We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.  If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to express an opinion on the effectiveness of our internal controls, when required, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

Risks Related to the Glass Strengthening and Water Repellant Industries

We may face competition from companies that have substantially greater capital resources, research and development, manufacturing and marketing resources.

While we believe that we have significant competitive benefits offered by our proprietary products, there are competitors with much longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. As we grow and become successful with our products, we expect these competitors to increase the resources they dedicate to our market. Such competition could materially adversely affect our business, operating results or financial condition.

We may face increased pricing pressures from current and future competitors and, accordingly, there can be no assurance that competitive pressures will not require us to reduce our prices.

It is likely that we will experience significant competitive pressure over time. Accordingly, the use and pricing of our products may decline as the market becomes more competitive. Any material reduction in the price of our products will negatively affect our gross margin and results of operations.

We may have difficulty developing brand awareness for our products.

We believe that a developed market for glass strengthening products currently does not exist. Generation of the brand and market communications are essential to the Company’s long-term success. Funding constraints will limit the Company’s ability to build product awareness through marketing and advertising. Without clear market communication the risk of having the product confused with other applications such as a stand-alone hydrophobic product is possible. If we are unable to develop such a market or create demand for our products, it would adversely impact our business and operating results.

Risks Related to our Common Stock

Penny stock regulations may impose certain restrictions on marketability of our securities.

Our common stock is subject to penny stock rules, which may discourage broker-dealers from effecting transactions in our common stock or affect their ability to sell our securities. As a result, purchasers and current holders of our securities could find it more difficult to sell their securities. Our stock is traded on the Over-the-Counter Markets, specifically the OTC Pink (the “OTC Pink”). Trading volume of OTC Pink stocks have been historically lower and more volatile then stocks traded on an exchange or the Nasdaq Stock Market. In addition, we may be subject to rules of the SEC that impose additional requirements on broker-dealers when selling penny stocks to persons other than established customers and accredited investors. In general, an accredited investor is a person with net worth in excess of $1,000,000 or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse. The relevant SEC regulations generally define penny stocks to include any equity security not traded on an exchange or the Nasdaq Stock Market with a market price (as defined in the regulations) of less than $5 per share. Under the penny stock regulations, a broker-dealer must make a special suitability determination as to the purchaser and must have the purchaser’s prior written consent to the transaction. Prior to any transaction in a penny stock covered by these rules, a broker-dealer must deliver a disclosure schedule about the penny stock market prepared by the SEC. Broker-dealers must also make disclosure concerning commissions payable to both the broker-dealer and any registered representative and provide current quotations for the securities. Finally, broker-dealers are required to send monthly statements disclosing recent price information for the penny stock held in an account and information on the limited market in penny stocks.

If the SEC deems us to have been a “shell company” our stock will be subject to additional restrictions on transfer.

Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the requirements of Rule 144(i)(2) are satisfied. Rule 144(i)(1) defines a shell company as a company that is now or at any time previously has been an issuer, that has: (A) no or nominal operations; and (B) either: (1) no or nominal assets; (2) assets consisting solely of cash and cash equivalents; or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets. Rule 144(i)(2) does permit the use of Rule 144 by stockholders of an issuing company that has previously been but is not now a shell company if the issuing company that has been filing reports with the SEC for one year that contain information about its current operating business activities (not including shell company activities) and it is current in its reporting obligations at the time of the proposed sale in reliance on Rule 144.  That means that if the SEC deems the Company to have been a shell company, then one year after the date of the filing of our Form 10 information, if we are then still current in our SEC filings, our stockholders may begin to rely on Rule 144 for resales of their shares of our common stock.  If the SEC does not deem the Company to have been a shell company, then our stockholders will be able to rely on Rule 144 for resales of their shares of our common stock six months after the date of the filing of our Form 10 information if we continue to make all of our required SEC filings.

You may find it difficult to sell our common stock.

As mentioned above, there has been a limited trading market in our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained. Regardless of whether an active and liquid public market exists, negative fluctuations in our actual or anticipated operating results will likely cause the market price of our common stock to fall, making it more difficult for you to sell our common stock at a favorable price, or at all.

We intend to issue additional equity and stock options to employees and consultants as compensation in the future, which will result in dilution to existing and new investors.

We provide and intend to continue to provide additional equity-based compensation to our employees, officers, directors, consultants and independent contractors through an equity incentive plan. Our equity incentive plan permits the award of options to purchase shares of common stock and the issuance of restricted shares of our common stock. Because stock options granted under the plan will generally only be exercised when the exercise price for such option is below the then market value of the common stock, the exercise of such options or the issuance of shares will cause dilution to the book value per share of our common stock and to existing and new investors.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to fall.

We have not entered into lock-up agreements with many of our existing stockholders. As a result, sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Our stock price is likely to be volatile.

There is generally significant volatility in the market prices and limited liquidity of securities of companies at our stage. Contributing to this volatility are various events that can affect our stock price in a positive or negative manner. These events include, but are not limited to: governmental regulations or actions; market acceptance and sales growth of our products; litigation involving our industry; developments or disputes concerning our patents or other proprietary rights; departure of key personnel; future sales of our securities; fluctuations in our financial results or those of companies that are perceived to be similar to us; investors’ general perception of us; announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments, and general economic, industry and market conditions. If any of these events occur, it could cause our stock price to fall.

The price of our common stock may be adversely affected by the future issuance and sale of shares of our common stock or other equity securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

Our reduced stock price may adversely affect our liquidity.

Our common stock has limited trading history. Many market makers are reluctant to make a market in stock with a trading price of less than $5.00 per share, as well as shares quoted on the OTC Pink. To the extent that we have fewer market makers for our common stock, our volume and liquidity will likely decline, which could further depress our stock price.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of your stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of your stock. We plan to retain any future earnings to finance growth.

Colorado law and our Articles of Incorporation protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.

Colorado law provides that our directors will not be liable to our company or to our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require our company to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment or other circumstances.

Additional risks may exist since we became public through a “reverse merger.”

Because our business became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms. Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,”, “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our ability to obtain additional funds for our operations;

●	our ability to obtain and maintain intellectual property protection for our products and our ability to operate our business without infringing the intellectual property rights of others;

●	our reliance on third party distributors;

●	the initiation, timing, progress and results of our research and development programs;

●	our dependence on current and future collaborators for developing new products;

●	the rate and degree of market acceptance of our commercial products;

●	the implementation of our business model and strategic plans for our business;

●	our estimates of our expenses, losses, future revenue and capital requirements, including our needs for additional financing;

●	our reliance on third party suppliers to supply the materials and components for our products;

●	our ability to attract and retain qualified key management and technical personnel;

●	our financial performance;

●	the impact of government regulation and developments relating to our competitors or our industry; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus.

Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus also contains estimates, projections and other information concerning our industry, our business and the markets for certain glass strengthening solutions, hydrophobic products, and window film mounting solutions, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit holders of the Shares described in the section entitled “Selling Stockholders” to resell such Common Stock. We will not receive any proceeds from the sale of the Shares by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, listing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the Shares offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

MARKET INFORMATION FOR THE COMMON STOCK

A limited public market currently exists for shares of our Common Stock. We began trading on the Over-the-Counter Bulletin Board under the trading symbol “WETM” in January 2009 and after our name change, under the trading symbol “CBNT.”

The table below sets forth, for the periods indicated, the per share high and low closing bid prices. Please note that OTC market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. In addition, the sales volume of our shares was extremely low or nonexistent during these periods, so the prices do not reflect an active market price for our shares.

	Closing Bid Price
	High (in US$)	Low (in US$)
Fiscal 2018
First Quarter	0.21	0.21
Second Quarter	11.00	0.28
Third Quarter	3.05	1.00
Fourth Quarter (through November 28, 2018)	2.60	1.45
Fiscal 2017
First Quarter	0.21	0.21
Second Quarter	0.21	0.21
Third Quarter	0.21	0.21
Fourth Quarter	0.21	0.21

On November 28, the closing bid price for our Common Stock was $1.45. As of November 28, 2018, there were 181 holders of record of our Common Stock.

DIVIDEND POLICY

We have not previously declared or paid any dividends on our Common Stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our Common Stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant.

DILUTION

This offering is for sales of the Shares, if any, by the selling stockholders on a continuous or delayed basis in the future. Sales of the Shares by the selling stockholders will not result in a change to the net tangible book value per share before and after the distribution of shares by such selling stockholders.

There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of shares of Common Stock may not bear any rational relationship to net tangible book value per share of the Common Stock.

DESCRIPTION OF OUR BUSINESS

Our operating company and wholly-owned subsidiary, C-Bond Systems, LLC, is a Texas-based limited liability company that was formed in 2013, headquartered in Houston, Texas and the sole owner of the patented, proprietary, nanotechnology, which we call our C-Bond™ technology.  We currently sell our technology primarily to the glass industry. Our product, called C-Bond™, is a patented nanotechnology designed to significantly increase the strength of glass, enhance glass flexibility and improve the structural integrity of glass. The product is scalable across various target segments and industry verticals.  To date, we focused on automotive glass, including windshields, and architectural glass.  In the future, other glass segments such as electronics, including display glass, and glass packaging, including bottles, may be targeted, but we have not entered these markets yet.

Technology Overview

We are a materials development company.  The C-Bond™ technology provides strength and improved functional performance to brittle materials.  Currently focused on the glass industry, the C-Bond™ technology enables ordinary glass to dissipate energy by permeating the glass surface and detecting microscopic flaws and defects that are randomly distributed all over the glass surface. C-Bond’s unique qualities then work to locate and repair the identified surface imperfections that weaken the glass composite structure and ultimately act as failure initiators. The C-Bond™ formula is engineered to maintain original glass design integrity while increasing the mechanical performance of the glass.

Product and Service Offerings

C-Bond™ current products are patented, low-cost technologies that significantly increase the mechanical performance of glass. We have implemented the following product structure integrating a “new strategic product platform” that has enhanced performance capabilities and market reach with a legacy product platform that is still generating incremental revenue and earnings.

New Products Platform

C-Bond Transportation Windshield Performance Solution.

C-Bond NanoShield is a patented nanotechnology windshield glass strengthening and hydrophobic (water repellant) all in one performance system. It is designed to improve windshield safety and performance by increasing windshield chip and crack resistance and improving windshield visibility in wet weather conditions providing extended driver reaction time. We believe that C-Bond NanoShield is unique in the market and that the product has no direct competitors.  With C-Bond NanoShield, we intend to create new markets and channels in the aftermarket automotive windshield segment.

Legacy Product Platform

C-Bond I Glass Strengthening Primer and Window Film Mounting Solution.

C-Bond I is a patented non-toxic, water-based nanotechnology solution designed to significantly increase the strength of glass and improve the performance properties of window film-to-glass products. C-Bond improves the performance of window film-to-glass products by reducing glass breakage from impact and stress environments and also fills the capillary voids on the glass surface preventing the trapping of moisture and impurities that impede cure time and adhesion between the glass and any succeeding window film product. This is important because when glass does break, this nanotechnology improves the chances that no large shards/pieces will escape the immediate area of the glass surface and result in serious laceration or personal injury.  C-Bond I has been tested against untreated glass by third party laboratories and shown to outperform untreated glass in this capacity.

C-Bond I faces market competition from basic soap and water products (such as baby shampoo and dishwashing soap) as the recognized industry standard window film application solution, which we believe provides no structural benefits and is designed to wash hair and dishes. C-Bond I increases overall glass strength, improves window film product performance, and can be used in conjunction with any manufacturer’s film product.

C-Bond BRS (Ballistic Resistant Film System)

C-Bond BRS is a patented nanotechnology Ballistic Resistant Film System that increases the structural integrity of glass and provides National Institute of Justice (NIJ) Level I, Level II and Underwriter Laboratories (UL) 752 ballistic resistant protection. C-Bond BRS includes a specified glass thickness and glass type, the C-Bond window film mounting solution to improve the glass mechanical strength, and the C-Bond window film product. This product is targeted to police, fire, emergency services, schools, airports, mass transit and government buildings due to the utility of ballistic resistant glass protection in their respective fields. The C-Bond BRS system seeks to combine simplicity and affordability with a one-way capability (the ability to shoot-out but prevent shooting in) ballistic protection as compared to other costlier ballistic resistant material (polycarbonate and glass laminate) products.

Commercial Market Strategy

We utilize a distributor model to reach potential customers.  This approach takes advantage of existing resources and facilitates relationships between us and our enterprise partner in order to leverage their collective strengths.  We require industry partners to generate economic growth, support commercialization activities, provide more developed business networks, knowledge of and access to supply and demand channels, and supplement limited financial resources. We and our industrial partners work together to determine scalability, adaptability, affordability, usability and intellectual property. From a business perspective, the long-term scope and strategic benefits of our plug and play business strategy is to be able to carry out business on a global basis at a lower cost and becoming better informed and more adaptive to changing market conditions, which is dependent on securing these relationships.

C-Bond Authorized Distributor Network

On April 1, 2016, we officially launched our Authorized Distributor Program focused on channeling distribution agreements with industry specific business-to-business and original equipment manufacturing customers to develop a global distribution network. This program aims to partner with high quality distributors that can grow revenues and margins. Our present distribution channels span the United States from Florida to Hawaii and consist of 56 distribution channels, including international sales in Brazil, Columbia, United Kingdom, Netherlands, Australia and Canada.

Suppliers

Currently, we rely on one main supplier for our window film and one main supplier for our chemicals.  However, we believe that, if necessary, alternate suppliers could be found without material disruption to our business.

Intellectual Property

To date, we have filed, licensed and/or acquired a total of 22 individual patents and patent applications spanning core and strategic nano-technology applications and processes. We intend to continue to expand our patent coverage. Our focus on remains building a patent portfolio that protects our core intellectual property and delivers shareholder value.

We own five provisional United States patents and licenses five United States patents and 12 foreign patents on a non-exclusive basis from William Marsh Rice University (“Rice University”) with claims directed toward various aspects of our current products and products under development including the use of nanotechnology for glass strengthening and the processes and composition of our products.

Pursuant to an agreement dated April 8, 2016, between C-Bond Systems, LLC and Rice University, Rice University has granted a non-exclusive license to C-Bond Systems, LLC, in nanotube-based surface treatment for strengthening glass and related materials under Rice’s intellectual property rights, to use, make, distribute, offer and sell the licensed products specified in the agreement. In consideration for which, C-Bond Systems, LLC had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination. In addition, C-Bond Systems, LLC is required to pay for the maintenance of the patents.  This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement.

The “C-Bond™” names and logos are registered trademarks issued by the U.S. Patent and Trademark Office.

Research and Development

We incurred research and development costs of $220,517 in calendar year 2016, $214,112 in calendar year 2017, and $148,981 for the nine months ended September 30, 2018.  These costs were incurred to continue to upgrade C-Bond products.

Competition

C-Bond Nanoshield Windshield Performance System

We believe we have no direct competition in the windshield glass strengthening space.

C-Bond NanoShield also provides a complimentary hydrophobic or water repellant quality.  There are competitors in this space, including Rain-X, AquaPel, and Diamond Fusion. We believe these products do not provide chip or crack resistance and have hydrophobic properties that degrade sooner than C-Bond NanoShield. Accordingly, management believes there is no product that is truly comparable to C-Bond NanoShield currently on the market.  We had the performance of C-Bond NanoShield verified at our request, based on a modified chip test for paint on metal parts, SAEJ 400, to provide windshield glass chip protection when compared to untreated glass.

C-Bond I Glass Strengthening Primer and Window Film Mounting Solution

C-Bond I faces competition from alternative window film mounting products in the market; however, all these products have similar ingredients to mix with soap and water, which we believe provides no structural benefit.  These solutions are used to provide a window film installer the ability to slip or move the film on the surface to which it is applied.  The industry standard solution most commonly used to apply window film products to glass is a mixture containing commonly available baby shampoo or dishwashing soap and water that we believe has the following negative attributes: provides no structural benefits, often bubbles or yellows and scatters light, can only be applied within a limited temperature range, and may require 30 to 120 days of “dry” time to set completely depending on the film thickness.  C-Bond-I provides the same slip properties while also strengthening the glass and improving film adhesion.

C-Bond BRS

C-Bond BRS faces competition from alternative bullet proof glass products in the market. Alternative bullet proof solutions use a polycarbonate or glass laminate material that are expensive, thick, heavy, often require reframing in retrofit of existing structure, which often requiring revised building codes, and that yellow and discolor over time.  These alternative solutions are often cost prohibitive to cost sensitive customers such as educational and municipal facilities.  C-Bond BRS allows for increased safety and security at affordable costs.  Most importantly, it provides a deterrent to an intruder and valuable time to secure the facility.

Employees

We currently have a total of 7 full time employees.

Facilities

Our corporate headquarters and manufacturing facility is located in an 8,200 square foot facility in Houston, Texas at 6035 South Loop East, Houston. The lease on the Houston facility expired in November 2018 and was extended to November 30, 2019.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this prospectus. You should review the disclosure under the heading “Risk Factors” in this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. For ease of reference, units of membership interest issued by C-Bond Systems, LLC prior to the Merger have been adjusted to give effect to the Merger and the share conversion ratio pursuant to the Merger Agreement, and described as common shares of our Company in the following discussion.

On April 25, 2018, our wholly-owned subsidiary, Acquisition Sub, merged with and into C-Bond Systems, LLC, pursuant to which C-Bond Systems, LLC was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding membership interests of C-Bond Systems, LLC were converted into shares of our common stock, as described in more detail below.  We changed our name to C-Bond Systems, Inc. on July 18, 2018.

Recent Developments

Reverse Merger

On April 25, 2018, pursuant to the Merger Agreement, Acquisition Sub merged with and into C-Bond Systems, LLC, with C-Bond Systems, LLC remaining as the surviving entity and a wholly-owned operating subsidiary of our Company. The Merger was effective as of April 26, 2018, upon the filing of a Certificate of Merger with the Secretary of State of the State of Texas.

At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, all of the outstanding Common Units of C-Bond Systems, LLC that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,783 shares of our common stock.  As a result, each common unit of C-Bond Systems, LLC was converted into approximately 3.233733 shares of our common stock.

In addition, pursuant to the Merger Agreement, each option to purchase Common Units issued and outstanding immediately prior to the closing of the Merger was assumed and converted into an option to purchase an equivalent number of shares of our common stock and the exercise price of each such option was divided by the Conversion Ratio of 3.233733. As a result, a total of 14,494,213 options were issued.

C-Bond Systems, LLC is considered the accounting acquirer in the Merger and will account for the transaction as a recapitalization transaction because C-Bond Systems, LLC’s former stockholders received substantially all of the voting rights in the combined entity and C-Bond Systems, LLC’s senior management represents all of the senior management of the combined entity.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our audited financial statements contained in this prospectus, which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). You should read the discussion and analysis together with such financial statements and the related notes thereto.

Private Placement

Concurrently with the closing of the Merger, we sold 3,100,000 shares of our common stock pursuant to a private placement for a purchase price of $0.40 per share.

Operating Overview

We are a nanotechnology company and sole owner, developer and manufacturer of the patented C-Bond technology.  We are engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality and sustainability of brittle material systems.  Our present primary focus is in the multi-billion-dollar glass and window film industry with target markets in the United States and internationally.  The C-Bond technology enables ordinary glass to dissipate energy by permeating the glass surface and detecting microscopic flaws and defects that are randomly distributed all over the glass surface. C-Bond’s unique qualities then work to locate and repair the identified surface imperfections that weaken the glass composite structure and ultimately act as failure initiators. The C-Bond formula is engineered to maintain original glass design integrity while increasing the mechanical performance properties of the glass unit.

Revenue is generated by the sale of products through distributors and directly to authorized dealers.  C-Bond NanoShield sales are generated through large distribution channels.  Sales of C-Bond I are made to authorized window film dealers who offer the product as an upsell during installation.  C-Bond BRS is sold on a project basis.  C-Bond BRS is specified into project plans providing authorized dealers a competitive advantage.

Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

We anticipate continued loses requiring either revenue generation to achieve sustained profitability or obtaining additional financial resources to maintain operations as well as research and development into product performance and new product verticals.

Critical Accounting Policies

The following discussion and analysis of our consolidated financial condition and consolidated results of operations are based upon our audited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management continually evaluates such estimates, including those related to estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the fair value of a beneficial conversion feature, and the fair value of non-cash equity transactions. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Revenue recognition

In May 2014, FASB issued an update Accounting Standards Update (“ASU”) (“ASU 2014-09”) establishing Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard in 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company’s sources of revenue, the Company has concluded that ASU 2014-09 did not have a material impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers and there was no cumulative effect adjustment.

The Company sells its products primarily to distributors and authorized dealers. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective January 1, 2017, the Company adopted the Accounting Standards Update No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new shares from its unissued authorized shares.

Results of Operations

The following comparative analysis on results of operations was based primarily on the comparative consolidated financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the audited consolidated financial statements and the notes to those statements for the years ended December 31, 2017 and 2016, and the unaudited consolidated financial statements prepared by management for the three and nine months ended September 30, 2018 and 2017, which are included elsewhere in this prospectus. The results discussed below are for the years ended December 31, 2017 and 2016 and for the nine months ended September 30, 2018 and 2017.

Comparison of Results of Operations for the Years ended December 31, 2017 and 2016

Sales

For the year ended December 31, 2017, sales amounted to $405,417 as compared to $723,612 for the year ended December 31, 2016, a decrease of $318,195, or 44.0%. The decrease in sales was attributable to a shift in focus to the automotive product line and a reduction in ballistic system projects.  Historically, C-Bond has generated revenue from product sales. Beginning in January 2017, C-Bond implemented a multiple product structure consisting of the glass strengthening technology platform with enhancements to address specific product verticals. This methodology produced the launch of C-Bond NanoShield in the fourth quarter of 2017 with the continued revenues from C-Bond I for window film and C-Bond II Ballistic Resistant products.  The Company use multiple sales channels, including distributors and direct to authorized dealers to generate revenues.

Cost of Goods Sold

Cost of goods sold is comprised primarily of inventory sold, packaging costs, and warranty costs.  For the year ended December 31, 2017, cost of sales amounted to $70,048 as compared to $246,232 for the year ended December 31, 2016, a decrease of $176,184, or 71.6%, which was primarily due to the reduction in sales mentioned above.

Gross Profit

For the year ended December 31, 2017, gross profit amounted to $335,369, or 82.7% of revenue, as compared to $477,380, or 66.0% of revenue, for the year ended December 31, 2016, a decrease of $142,011, or 29.7%. The decrease in gross profit percentage was attributable to reduced inventory film cost due to the reduction in ballistic system projects.

Operating Expenses

For the year ended December 31, 2017, operating expenses amounted to $8,627,052 as compared to $6,349,648 for the year ended December 31, 2016, an increase of $2,277,404, or 35.9%. For the years ended December 31, 2017 and 2016, operating expenses consisted of the following:

	Years ended December 31,
	2017	2016
Compensation and related benefits, including stock based compensation charges	$7,852,965	$5,426,568
Research and development	214,112	220,517
Professional fees	131,022	132,779
General and administrative expenses	428,953	569,784
Total	$8,627,052	$6,349,648

Compensation and related benefits

For the year ended December 31, 2017, compensation and related benefits increased by $2,426,397, or 44.7%, as compared to the year ended December 31, 2016. The increase was due to an increase in stock-based compensation expense. During the years ended December 31, 2017 and 2016, stock-based compensation related to the accretion of stock-option expense and other stock-based compensation amounted to $6,772,752 and $4,365,964, respectively, an increase of $2,406,788.

Research and Development

Research and development expenses consist primarily of contracted development services, third party testing laboratories and allocated overhead expenses.  We believe continued investment is important to attaining our strategic objectives and expect research and development expenses to increase in absolute dollars for the foreseeable future. For the year ended December 31, 2017, research and development expense decreased by $6,405, or 2.9%, as compared to the year ended December 31, 2016.

Professional Fees

For the year ended December 31, 2017, professional fees decreased by $1,757, or 1.3%, as compared to the year ended December 31, 2016.

General and Administrative

General and administrative expenses consist primarily of rent, insurance, depreciation expense, sales and marketing, delivery and freight, travel and entertainment, and other office expenses. For the year ended December 31, 2017, general and administrative expenses decreased by $140,831, or 24.7%, as compared to the year ended December 31, 2016. The decrease was a primarily attributable to a decrease in bad debt expense of approximately $54,700, a decrease in advertising expense of approximately $78,900. We expect our general and administrative expenses to increase due to the anticipated growth of our business.

Other Expense

For the year ended December 31, 2017, we incurred interest expense of $8,009 as compared to $0 for the year ended December 31, 2016.

Net Loss

For the year ended December 31, 2017, net loss amounted to $8,299,692, or $0.18 per common share (basic and diluted), as compared to $5,872,268, or $0.13 per common share (basic and diluted), for the year ended December 31, 2016. The increase in net loss was primarily attributable to the decrease in sales due to the shift in product line focus.

Comparison of Results of Operations for Three and Nine Months ended September 30, 2018 and 2017

Sales

For the three months ended September 30, 2018, sales amounted to $89,301 as compared to $118,850 for the three months ended September 30, 2017, a decrease of $29,549, or 24.9%. For the nine months ended September 30, 2018, sales amounted to $230,586 as compared to $313,294 for the nine months ended September 30, 2017, a decrease of $82,708, or 26.4% which was attributable to lack of working capital and marketing funds. Historically, we have generated revenue from product sales. Beginning in January 2017, C-Bond implemented a multiple product structure consisting of the glass strengthening technology platform with enhancements to address specific product verticals. This methodology produced the launch of C-Bond NanoShield in the fourth quarter of 2017 with the continued revenues from C-Bond I for window film and C-Bond II Ballistic Resistant products.  We use multiple sales channels, including distributors and authorized dealers to generate revenues.

Cost of Goods Sold

Cost of goods sold is comprised primarily of inventory sold, packaging costs, and warranty costs. For the three months ended September 30, 2018, cost of sales amounted to $15,998 as compared to $22,555 for the three months ended September 30, 2017, a decrease of $6,557, or 29.1%. For the nine months ended September 30, 2018, cost of sales amounted to $44,010 as compared to $64,177 for the nine months ended September 30, 2017, a decrease of $20,167, or 31.4%. The decreases in cost of sales was primarily due to a decrease in sales mentioned above.

Gross Profit

For the three months ended September 30, 2018, gross profit amounted to $73,303, or 82.1% of sales, as compared to $96,295, or 81.0% of sales, for the three months ended September 30, 2017, a decrease of $22,992, or 23.9%. For the nine months ended September 30, 2018, gross profit amounted to $186,576, or 80.9% of sales, as compared to $249,117, or 79.5% of sales, for the nine months ended September 30, 2017, a decrease of $62,541, or 25.1%. These decreases in gross profits are primarily the result of a decrease in sales as discussed above.

Operating Expenses

For the three months ended September 30, 2018, operating expenses amounted to $2,567,762 as compared to $1,232,789 for the three months ended September 30, 2017, an increase of $1,309,973, or 106.3%. For the nine months ended September 30, 2018, operating expenses amounted to $7,140,999 as compared to $3,329,609 for the nine months ended September 30, 2017, an increase of $3,811,390, or 114.5%. For the three and nine months ended September 30, 2018 and 2017, operating expenses consisted of the following:

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017
Compensation and related benefits, including stock based compensation charges	$2,161,564	$1,122,370	$5,903,804	$2,854,974
Research and development	80,376	16,958	148,981	122,347
Professional fees	213,386	24,415	776,618	58,117
General and administrative expenses	112,436	69,046	311,596	294,171

Total	$2,567,762	$1,232,789	$7,140,999	$3,329,609

Compensation and related benefits

For the three months ended September 30, 2018, compensation and related benefits increased by $1,039,194, or 92.6%, as compared to the three months ended September 30, 2017. For the nine months ended September 30, 2018, compensation and related benefits increased by $3,048,830, or 106.8%, as compared to the nine months ended September 30, 2017. These increases were due to an increase in stock-based compensation expense. During the three months ended September 30, 2018 and 2017, stock-based compensation related to the accretion of stock-option expense and other stock-based compensation amounted to $1,836,653 and $874,604, respectively, an increase of $962,049. During the nine months ended September 30, 2018 and 2017, stock-based compensation related to the accretion of stock-option expense and other stock-based compensation amounted to $5,101,319 and $2,111,620, respectively, an increase of $2,989,699.

Research and development

Research and development expenses consist primarily of contracted development services, third party testing laboratories and allocated overhead expenses.  For the three months ended September 30, 2018, research and development expense increased by $63,418, or 374.0%, as compared to the three months ended September 30, 2017. For the nine months ended September 30, 2018, research and development expense increased by $26,634, or 21.8%, as compared to the nine months ended September 30, 2017. The increase in research and development expense is primarily related to continued evolution of the fundamental solution chemistry. We believe continued investment is important to attaining our strategic objectives and expect research and development expenses to increase in the foreseeable future.

Professional fees

For the three months ended September 30, 2018, professional fees increased by $188,971, or 774.0%, as compared to the three months ended September 30, 2017. This increase primarily related to an increase in legal fees of $113,293 incurred related to the Merger and patent activities, an increase in accounting fees of $28,771 related audit fees and other accounting fees incurred, and an increase in consulting fees of $40,073, including an increase in stock-based consulting fees of $10,000. For the nine months ended September 30, 2018, professional fees increased by $718,501, or 1,236.3%, as compared to the nine months ended September 30, 2017. This increase primarily related to an increase in legal fees of $444,781 incurred related to the Merger, an increase in accounting fees of $107,027 related audit fees and other accounting fees incurred, and an increase in consulting fees of $159,859, including the recording of stock-based consulting fees of $80,417.

General and Administrative

General and administrative expenses consist primarily of rent, insurance, depreciation expense, sale and marketing, delivery and freight, travel and entertainment, and other office expenses. For the three months ended September 30, 2018, general and administrative expenses increased by $43,390, or 62.8%, as compared to the three months ended September 30, 2017.  For the nine months ended September 30, 2018, general and administrative expenses increased by $17,425, or 5.9%, as compared to the nine months ended September 30, 2017. We expect our general and administrative expenses to increase due to the anticipated growth of our business.

Other Expense

For the three months ended September 30, 2018, other expenses increased by $195,135 as compared to the three months ended September 30, 2017. On August 20, 2018, pursuant to a settlement and release agreement, we issued 500,000 shares of common stock to settle a claim. These shares were valued at $200,000, or $0.40 per common share, based on contemporaneous common share sales. In connection with this settlement agreement, we recorded settlement expense of $200,000. We did not incur such expense in the 2017 period. For the nine months ended September 30, 2018, other expenses increased by $627,196 as compared to the nine months ended September 30, 2017. This increase was due to an increase in interest expense of $43,721 related to the amortization of debt discount and an increase in interest-bearing debt, an increase in loss from extinguishment of debt of $383,475, and a settlement expense of $200,000 as discuss above. During the nine months ended September 30, 2018, we recorded loss on debt extinguishment related to the issuance of 315,957 shares to a vendor to settle amounts owed to such vendor whereby we recorded a loss of debt extinguishment of $153,779, and due to a note termination agreement whereby we recorded a loss on debt extinguishment of $229,696.

Net Loss

For the three months ended September 30, 2018, net loss amounted to $2,694,459, or $0.04 per common share (basic and diluted), as compared to $1,141,359, or $0.03 per common share (basic and diluted), for the three months ended September 30, 2017, an increase of $1,553,100. For the nine months ended September 30, 2018, net loss amounted to $7,586,901, or $0.11 per common share (basic and diluted), as compared to $3,085,774, or $0.07 per common share (basic and diluted), for the nine months ended September 30, 2017, an increase of $4,501,127. The increase in net loss was primarily attributable to an increase in stock-based compensation expense, a reduction of gross profit and an increase in professional fees as discussed above.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash of $136,489 and $46,448 as of September 30, 2018 and December 31, 2017, respectively.

Our primary uses of cash have been for salaries, fees paid to third parties for professional services, research and development expense, and general and administrative expenses. We have received funds from the sales of products and from various financing activities such as from the sale of our common shares and from debt financings. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business,

●	Research and development fees;

●	Addition of administrative and sales personnel as the business grows, and

●	The cost of being a public company;

●	Marketing expense for building brand;

●	Capital requirements for production.

From inception in 2013 through December 31, 2017, we have raised a total of $5.9 million from proceeds from the sale of common shares to fund our operations and research and development initiatives. Fund sources have come from individual investment vehicles. No institutional investment has been made in the Company to date.

During 2015, we issued 3,880,480 common shares for collected cash proceeds of $2,050,000, or $0.77 per common share and an outstanding subscription receivable.

During 2016, we received proceeds of $950,000 from the collection of subscription receivables from the sale of common shares in 2015.

During 2016, we issued 1,175,902 common shares for cash proceeds of $1,000,000, or $0.85 per common share.

In June 2016, we issued 1,616,865 common shares at $0.03 per share upon the exercise of 500,000 options. In connection with this option exercise, we received proceeds of $50,000.

During 2017, we issued 514,455 common shares for cash proceeds of $437,500, or $0.85 per common share.

On June 1, 2017, we received $100,000 from a third party pursuant to the terms of a convertible promissory note (the “Convertible Note”). The Convertible Note accrued interest at 7% per annum and all principal and interest was payable on the maturity date of June 1, 2019. On March 28, 2018, the note and related accrued interest were converted into 136,894 common shares.

On January 22, 2018 (the “Issuance Date”), we entered into a securities purchase agreement (the “SPA”) with Esousa Holdings, LLC (“Esousa”), whereby Esousa agreed to invest up to $750,000 (the “Purchase Price”) in C-Bond Systems, LLC in exchange for senior secured convertible notes and five-year warrants, upon the terms and subject to the conditions thereof. Pursuant to the SPA, we issued (i) a senior secured convertible note to Esousa on January 22, 2018, in the original principal amount of $260,000, which bears interest at 10% per annum (the “First Note”) and (ii) 293,123 five-year warrants to purchase shares of C-Bond common stock at a purchase price of $0.87 per share. On January 22, 2018, C-Bond received cash proceeds of $260,000 under this convertible note. Each convertible note issued pursuant to the SPA was due and payable two years from the issuance date of the respective convertible note, and any accrued and unpaid interest relating to each convertible note, was due and payable semi-annually.

Esousa was entitled to, at any time or from time to time, convert each convertible note issued under the SPA into our common shares, at a conversion price per share (the “Conversion Price”) equal to $0.87 (subject to adjustment as provided in the First Note). The First Note contained various covenants, such as rights of first refusal, restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. C-Bond also entered into a registration rights agreement with Esousa which has been terminated. On April 26, 2018, C-Bond paid off the Esousa First Note, described below, for $270,000 and the parties terminated all of the related agreements, including the notes, the warrants and the registrations rights agreement.

During the nine months ended September 30, 2018, we issued 2,488,895 common shares upon the exercise of stock options. In connection with this option exercise, we received proceeds of $110,000.

In November 2018, we issued 100,000 common shares upon the exercise of stock options. In connection with this option exercise, we received proceeds of $85,000.

In April 2018, we issued 32,337 common shares to an investor for cash proceeds of $27,500, or $0.85 per common share.

Contemporaneously with the closing of the Merger, we sold 3,100,000 shares of our Common Stock pursuant to a private placement at a purchase price of $0.40 per share to BOCO Investments, LLC, Mark Cline, Jeff Badders, John Rudisill and Koshy Alexander, pursuant to subscription agreements.

Additional cash liquidity is generated from product sales. Except for the revolving credit facility loan and the promissory note with BOCO Investments, LLC, details of which are provided in the section titled ‘Directors and Executive Officers – Transactions with Related Persons,” we have not incurred any debt financing resulting in an extended liability.

To date, we are not profitable, and we cannot provide any assurances that we will be profitable.  We believe that our existing cash and cash equivalents will be sufficient to fund our current operating plans through the beginning of the first quarter of 2019; however, our current cash and cash equivalents may not be sufficient to fund our operations past that point.

Cash Flows

For the Years Ended December 31, 2017 and 2016

The following table shows a summary of our cash flows for the years ended December 2017 and 2016.

	Year Ended December 31,
	2017	2016
Net cash used in operating activities	$(1,084,508)	$(1,633,631)
Net cash used in investing activities	$(3,454)	$(31,327)
Net cash provided by financing activities	$537,500	$2,000,000
Net (decrease) increase in cash	$(550,462)	$335,042
Cash - beginning of the year	$596,910	$261,868
Cash - end of the year	$46,448	$596,910

Net cash flow used in operating activities was $1,084,508 for the year ended December 31, 2017 as compared net cash flow used in operating activities to $1,633,631 for the year ended December 31, 2016, a decrease of $549,123.

Net cash flow used in operating activities for the year ended December 31, 2017 primarily reflected a net loss of $8,299,692 adjusted for the add-back of non-cash items consisting of depreciation and amortization of $38,295, stock-based compensation expense of $6,772,752, bad debt expense of $16,894, and the amortization of debt discount to interest expense of $2,917, and changes in operating assets and liabilities consisting of an increase in accounts receivable of $37,757, an increase in accounts payable of $99,542, an increase in accrued expenses of $79,153, and an increase in accrued compensation of $243,701.

Net cash flow used operating activities for the year ended December 31, 2016 primarily reflected a net loss of $5,872,268 adjusted for the add-back of non-cash items consisting of depreciation and amortization of $34,545, stock-based compensation expense of $4,365,964 and bad debt expense of $71,582, and changed in operating assets and liabilities consisting of an increase in accounts receivable of $49,851, a decrease in inventory of $25,252, a decrease in accounts payable of $94,119, and a decrease in accrued compensation of $109,057.

For the year ended December 31, 2017 and 2016, net cash flow used in investing activities amounted to $3,454 and $31,327 and consisted of the purchase of property and equipment.

Net cash provided by financing activities was $537,500 for the year ended December 31, 2017 as compared to $2,000,000 for the year ended December 31, 2016. During the year ended December 31, 2017, we received net proceeds from convertible notes of $100,000 and proceeds from the sale of common shares of $437,500. During the year ended December 31, 2016, we received proceeds from the sale of common shares of $1,950,000 and proceeds from the exercise of stock options of $50,000.

For the Nine Months Ended September 30, 2018 and 2017

The following table shows a summary of our cash flows for the nine months ended September 30, 2018 and 2017.

	Nine Months Ended September 30,
	2018	2017
Net cash used in operating activities	$(1,474,860)	$(814,331)
Net cash provided by (used in) investing activities	$187,401	$(3,453)
Net cash provided by financing activities	$1,377,500	$250,000
Net decrease in cash	$90,041	$(567,784)
Cash - beginning of the period	$46,448	$596,910
Cash - end of the period	$136,489	$29,126

Net cash flow used in operating activities was $1,474,860 for the nine months ended September 30, 2018 as compared net cash flow used in operating activities to $814,331 for the nine months ended September 30, 2017, an increase of $660,529. Net cash flow used operating activities for the nine months ended September 30, 2018 primarily reflected a net loss of $7,586,901, which was then adjusted for the add-back of non-cash items consisting of depreciation and amortization of $25,937, stock-based compensation expense of $5,101,319, stock-based professional fees of $80,417, loss on debt extinguishment expense of $380,171, non-cash settlement expense of $200,000, and the amortization of debt discount to interest expense of $40,691, and changes in operating assets and liabilities consisting primarily of a decrease in accounts receivable of $35,777 and an increase in accounts payable of $207,693. Net cash flow used operating activities for the nine months ended September 30, 2017 primarily reflected a net loss of $3,085,774, which was then adjusted for the add-back of non-cash items consisting of depreciation and amortization of $28,372 and stock-based compensation expense of $2,111,620, and changed in operating assets and liabilities consisting of an increase in accounts receivable of $74,004, an increase in accounts payable of $77,222, and an increase in accrued compensation of $126,248.

For the nine months ended September 30, 2018, net cash flow provided by investing activities amounted to $187,401 as compared to net cash used in investing activities of $3,453 for the nine months ended September 30, 2017. During the nine months ended September 30, 2018, we received cash of $187,401 in connection with the merger transaction discussed elsewhere. During the nine months ended September 30, 2017, we used cash of $3,453 for the purchase of property and equipment.

Net cash provided by financing activities was $1,377,500 for the nine months ended September 30, 2018 as compared to $250,000 for the nine months ended September 30, 2017. During the nine months ended September 30, 2018, we received net proceeds from the sale of common stock of $1,267,500 and proceeds from the exercise of stock options of $110,000. During the nine months ended September 30, 2017, we received proceeds from the sale of common stock of $100,000 and proceeds from convertible debt of $150,000.

Funding Requirements

We expect the primary use of capital to continue to be salaries, third party outside research and testing services, product and research supplies, legal and regulatory expenses and general overhead costs including sales and marketing.  Additional uses of capital will include additional headcount, tools and equipment, capacity expansion and operational control software.  We believe the estimated net proceeds from the merger with current cash and cash equivalents will not be sufficient to meet anticipated cash requirements not including potential product sales.  Additional capital will be required to further research new product verticals and enhancements to current product offerings based on customer requirements.

As of September 30, 2018, we determined that there was substantial doubt about our ability to maintain operations as a going concern.  Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  Management cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital.  We will seek to raise capital through additional debt and/or equity financings to fund operations in the future. Although we have historically raised capital from sales of common shares and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If we are unable to raise additional capital or secure additional lending in the near future, management expects that the company will need to curtail its operations.  Our consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors.  We have based this estimate on assumptions that may prove to be wrong and could utilize our available capital resources sooner than we currently expect.  Our capital requirements are difficult to forecast.  Please see the section titled “Risk Factors” elsewhere in this prospectus for additional risks associated with our capital requirements.

Until such time as we generate substantial product revenue to offset operational expenses, we expect to finance our cash needs through a combination of public and private equity offerings, debt financing, collaborative research and licensing agreements.  We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all.  Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

Contractual Obligations and Commitments

Other than the revolving credit facility loan and the secured promissory note with BOCO Investments, LLC, we have no long-term debt obligations as of the date of this prospectus. We do maintain financing on two test equipment assets totaling a monthly expense of $3,220 that expire at the end of 2019.  The current facility lease of $6,143 a month expires on November 30, 2019.

We enter into agreements in the normal course of business with contracted research and testing organization, product distribution and material vendors which are payable or cancelable at any time with 30-day prior written approval.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements during the period presented as defined in the rules and regulations of the SEC.

Quantitative and Qualitative Disclosures About Market Risk

The primary objectives of our investment activities are to ensure liquidity and to preserve principal while at the same time maximizing the income we receive from our marketable securities without significantly increasing risk. Some of the securities that we invest in may have market risk related to changes in interest rates. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates. We do not have any debt outstanding at the current time with floating interest rates.  Due to the short-term maturities of our cash equivalents and the low risk profile of our investments, an immediate 100 basis point change in interest rates would not have a material effect on the fair market value of our cash equivalents. To minimize the risk in the future, we intend to maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper, money market funds, government and non-government debt securities and corporate obligations.

DIRECTORS AND EXECUTIVE OFFICERS

Our Directors and Executive Officers

The following table sets forth certain information regarding our current directors and executive officers:

Name	Age	Position
Scott R. Silverman	54	Chief Executive Officer, Chairman of the Board and Director
Vince Pugliese	56	Chief Operating Officer, President, Interim Chief Financial Officer, Treasurer and Director
Barry M. Edelstein	54	Director
Scott V. Thomsen	58	Director

Scott R. Silverman has been the Chairman of the Board and a director of the Company since June 1, 2018. Mr. Silverman has served as Chief Executive Officer of C-Bond Systems, LLC since December 2017.  From 2003 to 2011, Mr. Silverman served as Executive Chairman of VeriChip Corporation which completed an initial public offering on the NASDAQ in 2007 raising more than $30 million. VeriChip Corporation subsequently sold to Stanley Works in 2008.  From 2011 to 2016, Mr. Silverman founded and served as Chairman and Chief Executive Officer of Veriteq Corporation, a leader in RFID technology for medical devices which went public in 2013 and was subsequently sold to a leading breast implant manufacturer. Mr. Silverman is a graduate from the University of Pennsylvania and Villanova University School of Law. We believe that Mr. Silverman’s knowledge of our company, industry and business makes him well-suited to serve on the board of directors.

Vince Pugliese has served as Chief Operating Officer and interim Chief Financial Officer for C-Bond Systems, LLC since October 2015 and has held these positions with the Company since the Merger. Mr. Pugliese has also assumed the title of Treasurer since the completion of the Merger. Mr. Pugliese was appointed President and appointed to the Board on June 1, 2018. From 2012 to2015, Mr. Pugliese served as Chief Executive Officer of the Pugliese Group, providing consulting services in the areas of operations and supply chain management, technology development, strategic planning, project management and organizational planning.  From 2007 to 2012, Mr. Pugliese was with Blackberry Limited (formerly Research in Motion Limited), a global leader in mobile communications, serving as a consultant from 2007 to 2010 and as Director of North American Operations from 2010 to 2012.  Mr. Pugliese has an MBA from the University of Baltimore and a Bachelor of Science in Applied Mathematics and in Management Science from Carnegie Mellon University in Pittsburgh, Pennsylvania.

Barry M. Edelstein has been a director on the Board of the Company since June 1, 2018. Since June 2008, Mr. Edelstein has served as a Managing Partner of Structured Growth Capital, Inc., which provides monetization financing to non-investment grade entities.  Since January 2002, Mr. Edelstein has also served as President and CEO of ScentSational Technologies, LLC, a leader in developing, patenting and licensing Olfaction Packaging technologies to food, beverage and other consumer products companies. Mr. Edelstein has a JD from the Widener University School of Law and a Bachelor of Science in Business Administration, Marketing from Drexel University’s LeBow College of Business.  Mr. Edelstein brings a wealth of operational and financial experience to our board as well as a deep knowledge of the packaging industry.

Scott V. Thomsen has been a director on the Board of the Company since June 1, 2018.  Since January 2014, Mr. Thomsen has served as Managing Partner of Innoscovery, Inc., a consulting firm that helps technology entrepreneurs scale companies.  From 1994 until January 2014, Mr. Thomsen was with Guardian Industries. He served as Vice President of R&D and Engineering, Optical Imaging Systems, from 1994 to 1996, Vice President of Operations and Engineering, Optical Imaging Systems, from 1996 to 1999, Director of Science and Technology from April 1999 to March 2002, Chief Technology Officer from March 2002 to September 2009, Group Vice President – North America from October 2009 to April 2011, and President of the Global Glass Group from April 2011 to January 2014.  Guardian Industries is the largest glass manufacturer in North America.  The Guardian Glass Group offers value-added glass products and services to customers in the commercial, residential, automotive, electronics and energy market segments in over 110 countries.  As President of the Global Glass Group, Mr. Thomsen was responsible for overseeing a multi-billion-dollar business with facilities in 27 countries on 5 continents and 11,000 employees.  Mr. Thomsen has a Bachelor of Science in Electrical and Electronics Engineering from the University of North Dakota and a Master of Science in Systems Engineering from West Coast University.  Mr. Thomsen brings a wealth of industry knowledge and knowledge of start-up organizations to our Board.

Terms of Office

All directors will hold office until the next annual meeting of stockholders or until their successors have been elected and qualified or appointed, unless sooner displaced.

Family Relationships

There are no family relationships between or among any of the current and incoming directors or executive officers.

Transactions with Related Persons

Prior to the closing of the Merger, WestMountain had entered into the several related party transactions. These include:

Bohemian Companies, LLC and BOCO Investments, LLC are two companies under common control. Mr. Klemsz, our President prior to the Merger, has been the Chief Investment Officer of BOCO Investments, LLC since March 2007. Since there was common control between the two companies and a relationship with our prior Company President, we are considering all transactions with Bohemian Companies, LLC related party transactions. The Company did not have any related party transactions with Bohemian Companies, LLC or BOCO Investments, LLC during the years ended December 31, 2017 and 2016. Contemporaneously with the closing of the Merger, C-Bond Systems, LLC entered into subscription agreements with investors, including BOCO Investments, LLC, pursuant to which we sold 3,100,000 shares of our common stock at a purchase price of $0.40 per share.

On November 14, 2018, the Company also entered into a Revolving Credit Facility Loan and Security Agreement (“Loan Agreement”) and a Secured Promissory Note (the “Note”) with BOCO Investments, LLC. Subject to and in accordance with the terms and conditions of the Loan Agreement and the Note, BOCO Investments, LLC agreed to lend to the Company up to $400,000 (the “Maximum Loan Amount”) against the issuance and delivery by the Company of the Note for use as working capital and to assist in inventory acquisition. BOCO Investments, LLC loaned an initial amount of $200,000 at closing and may loan additional amounts to the Company at any time and from time to time through November 14, 2020, up to an aggregate amount not to exceed the Maximum Loan Amount. The Company must repay all principle, interest and other amounts outstanding on or before November 14, 2020. The Company’s obligations under the Loan Agreement and the Note are secured by a first-priority security interest in substantially all of the Company’s assets (the “Collateral”). As of November 28, 2018, there was $200,000 outstanding under the Loan Agreement. The outstanding principal advanced to Company pursuant to the Loan Agreement bears interest at the rate of 12% per annum, compounded annually. The Loan Agreement and Note contain customary representations, warranties and covenants, including covenants requiring the Company to maintain certain inventory and accounts receivable amounts, certain restrictions on the Company’s ability to incur additional debt or create liens on its property. The Loan Agreement and the Note also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit Lender, among other things, to accelerate payment of all amounts outstanding under the Loan Agreement and the Note, as applicable, and to exercise its remedies with respect to the Collateral, including the sale of the Collateral.

Prior to the Merger, the Company entered into an agreement with SP Business Solutions (“SP”) to provide accounting and related services for the Company. The owner of SP, Joni Troska, was appointed Secretary of the Company on March 19, 2010, and served in that position until the consummation of the Merger. She was considered to be a related party. Total expenses incurred with SP were $2,300 and $2,300 for the fiscal years ended December 31, 2017 and 2016, respectively. As of December 31, 2017 and 2016, an accrual of $800 has been recorded for unpaid services.

As of December 31, 2017 and 2016, the Company recorded an amount due of $1,000 from WestMountain Company, a related party. The funds were deposited in our cash account in January 2018.

Related Party Transactions of C-Bond Systems, LLC

Issuances of Options for Common Shares

Prior to the Merger, from 2013 through 2017, C-Bond Systems, LLC issued and sold an aggregate of 15,394,213 options to purchase Common shares, 14,494,213 of which remained outstanding as of immediately prior to the Merger. The following table sets forth the number of options to purchase Common shares issued to managers, executive officers and holders of more than five percent of its Common Shares, or an affiliate or immediate family member thereof since January 1, 2015:

Date	Name	Number of Shares Underlying Option	Exercise Price
10/12/2015	Vince Pugliese	499,998	$0.31
2/11/2016	Vince Pugliese	500,000	$0.31
12/20/2016	Vince Pugliese	300,000	$0.31
10/16/2017	Scott Silverman	3,000,000	$0.31
12/29/2017	Sergio Moreira	1,000,000	$0.03

During 2016, Paul Brogan, former director of C-Bond Systems, LLC, exercised 500,000 options for 1,616,866 common shares at $0.03 per share.  During 2018, Mr. Brogan exercised 400,000 options for 1,293,492 common units at $0.03 per share.

During 2016 Vince Pugliese was issued options to acquire 800,000 common shares of the Company. Prior to 2016, Mr. Pugliese was issued options to acquire 499,998 common shares of the Company. In December 2017, all such options were repriced to an exercise price of $0.31 per share in connection with his employment.

On October 18, 2017, Scott Silverman was issued an option to purchase 3,000,000 common shares of the Company for $0.31 per share in connection with his hiring.

For information regarding the number of shares of stock issued to, or options held by the Company’s managers, executive officers and holders of more than five percent of our Common Shares, or an affiliate or immediate family member thereof, see “Security Ownership of Certain Beneficial Owners and Management” and “Executive Compensation.” For ease of reference, units of membership interest issued by C-Bond Systems, LLC prior to the Merger has been adjusted, to give effect to the Merger and the share conversion ratio pursuant to the Merger Agreement, and described as common shares of our Company in the above discussion. Additionally, the exercise prices of stock options issued prior to the Merger have been adjusted to give effect to the Merger in accordance with the Merger Agreement.

Issuance of Common Shares

On January 2, 2018, we converted the accrued compensation and other amounts owed to Bruce Rich totaling $392,558 into 12,694,893 common shares.

Restricted Stock Awards

In April 2018, we made restricted common share grants to the following officers and directors, among others: Paul Brogan – 323,373 common shares, Sergio Moreira – 323,373 common shares, Scott Silverman – 970,120 common shares, and Vince Pugliese – 808,433 common shares.

In October 2018, we made restricted common share grants to the following officers and directors, among others: Scott Silverman – 1,000,000 common shares, Vince Pugliese – 750,000 common shares, Barry Edelstein – 250,000 common shares, and Scott Thomsen –250,000 common shares.

Employment Agreements

We executed an offer of employment with each of our executives. For a description of the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and any equity awards. See “Executive Compensation—Employment Arrangements with Executive Officers” for more information.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our board of directors intends to adopt a written related person transaction policy, to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Director Independence

The Company is not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.

Board Meetings; Annual Meeting Attendance

During the fiscal year ended December 31, 2017, the Board did not meet, and the Company did not hold an annual meeting. The Board conducted all of its business and approved all corporate action during the fiscal year ended December 31, 2017 by the unanimous written consent of its sole directors, in the absence of formal board meetings.

Holders of our securities can send communications to the Board via mail or telephone to the Secretary at the Company’s principal executive offices. The Company has not yet established a policy with respect to our directors’ attendance at the annual meetings. A stockholder who wishes to communicate with the Board may do so by directing a written request addressed to our Corporate Secretary at the address appearing on the first page of this Information Statement.

Committees of the Board of Directors

As our Common Stock is not presently listed for trading or quotation on a national securities exchange or NASDAQ, we are not presently required to have board committees.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our officers and directors serve in these capacities.

Board Leadership Structure and Role in Risk Oversight

Currently, the Board is comprised of four directors, Scott Silverman, Vince Pugliese, Barry Edelstein and Scott Thomsen, with Scott Silverman serving as our Chairman. Scott Silverman is also our Chief Executive Officer.

The Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. We have no policy requiring combination or separation of these leadership roles and our governing documents do not mandate a particular structure. This has allowed the Board the flexibility to establish the most appropriate structure for the Company at any given time.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

Prior to the Closing of the Merger, we received a letter from counsel to Arnold Jay Boisdrenghein/Equity Capital Holding Group, Inc. claiming that such parties were entitled to $25,000 and 1,000,000 post-Merger shares of common stock of WestMountain pursuant to the terms of a consulting agreement with C-Bond Systems, LLC.  On August 20, 2018, pursuant to a Release and Settlement Agreement, the Company issued 500,000 shares of its common stock in full settlement of this claim.

Other than the above discussed items, we are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

EXECUTIVE COMPENSATION

No compensation was earned by or paid to executive officers of WestMountain from its inception through the consummation of the Merger. C-Bond Systems, LLC became our wholly owned subsidiary upon the closing of the Merger. The following summarizes the compensation earned by C-Bond Systems, LLC’s executive officers named in the “Summary Compensation Table” below (referred to herein as our “named executive officers”) in fiscal years ending December 31, 2017 and 2016.

This section also discusses the material elements of C-Bond Systems, LLC’s executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

Our named executive officers for the year ended December 31, 2017, which consists of our Chief Executive Officer and one other most highly compensated executive officers who were serving as its executive officers as of December 31, 2017, are as follows:

●	Scott R. Silverman – Chief Executive Officer;

●	Vince Pugliese – Chief Operating Officer, President, Interim Chief Financial Officer and Treasurer.

Additionally, this section also provides a discussion of the compensation paid or awarded to Bruce Rich, who served as the Chief Executive Officer of C-Bond Systems, LLC until December 18, 2017 and as a consultant to C-Bond Systems, LLC thereafter.  C-Bond Systems, LLC is a small company and had no other executive officers during 2017.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the years ending December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)

Scott R. Silverman	2017	71,500	(2)	—		6,912,300		2,421		6,986,221
Chief Executive Officer	2016	—	(3)	—		—		—		—

Vince Pugliese	2017	180,000	(4)	—		542,522	(5)	3,011		725,533
Chief Operating Officer, President, Interim Chief Financial Officer and Treasurer	2016	180,000		—		1,391,673		—		1,571,673

Bruce Rich	2017	300,000	(6)	21,875	(7)	—		43,032	(8)	364,907
Former Chief Executive Officer	2016	300,000		97,500	(7)	—		—		397,500

(1)	As required by SEC rules, the amounts in this column reflect the grant date or modification date fair value of the C-Bond Systems, LLC option awards as required by FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts, are contained in the notes to our financial statements under “Note 7 – Shareholders’ Equity (Deficit)”.
(2)	Includes $30,000 of deferred compensation.
(3)	Mr. Silverman joined C-Bond Systems, LLC on October 18, 2017 as a consultant and became chief executive officer on December 18, 2017, and therefore did not earn any compensation for the year ended December 31, 2016.
(4)	Includes $31,500 of deferred compensation.
(5)	In December 2017, Mr. Pugliese’s stock options were modified and the exercise price of all stock options granted to Mr. Pugliese in 2016 and earlier was reduced to $0.31 per share. As required by SEC rules, the amounts in this column reflect the incremental fair value, computed as of the repricing or modification date in accordance with FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts, are contained in the notes to our financial statements under “Note 7 – Shareholders’ Equity (Deficit)”.
(6)	Mr. Rich resigned as chief executive officer of C-Bond Systems, LLC on December 18, 2017 and therefore the amount in the table reflects his salary received until such date.
(7)	Bonus earned based on a percentage of capital raises pursuant to his then existing employment agreement.
(8)	This amount includes $21,706 for health insurance, $6,000 for auto allowance and $15,326 for other commission based fees.

Elements of Executive Compensation

Base Salaries. Base salaries for the named executive officers during 2017 and 2016 was determined by the C-Bond Systems, LLC managers based on the scope of each officer’s responsibilities along with his respective experience and contributions during the prior year. When reviewing base salaries, the managers took factors into account such as each officer’s experience and individual performance, company performance as a whole, and general industry conditions, but did not assign any specific weighting to any factor.

Equity Awards. The named executive officers historically participated in our equity compensation plans (the Common Stock Option Plan prior to the Merger and our 2018 Long-Term Incentive Plan after the Merger). For ease of reference, units of membership interest issued prior to the Merger are referred to as shares. Mr. Silverman was granted an option to acquire 3,000,000 of our common shares in connection with the commencement of his employment in 2017. Mr. Pugliese was granted options to acquire 800,000 of our common shares in 2016 and 499,998 of our common shares in years prior to 2016. In December 2017, Mr. Pugliese’s stock options were modified and the exercise price of all stock options granted to Mr. Pugliese in 2016 and earlier was reduced to $0.31 per share. The Company anticipates that future equity awards will be made pursuant to the C-Bond Systems, Inc., 2018 Long-Term Incentive Plan.

Other Benefits. Currently, we do not offer any additional benefit packages to employees.

Employment Agreements with Executive Officers

We entered into employment agreements with each of our named executive officers prior to the Merger which will continue in effect.

Employment Agreement with Scott R. Silverman

We entered into an employment agreement with Mr. Silverman on October 18, 2017, pursuant to which he serves as our Chief Executive Officer for an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. As consideration for these services, the employment agreement provides Mr. Silverman with the following compensation and benefits:

●	An annual base salary of $300,000, with a 10% increase on each anniversary date contingent upon achieving certain performance objectives as set by the Board. Until C-Bond Systems, LLC raises $1,000,000 in debt or equity financing after entering into such agreement, Mr. Silverman will receive one half of the base salary on a monthly basis with the other one half being deferred. As such financing has been raised, Mr. Silverman is receiving the deferred portion of his compensation and his base salary is now being paid in full.

●	When the first $500,000 of equity investments is raised by the Company after entering into this employment agreement, Mr. Silverman will receive a capital raise success bonus of 5% of all equity capital raised from investors/lenders introduced by him to the Company.

●	Annual cash performance bonus opportunity as determined by the Board.

●	An option to acquire 3,000,000 common shares of the Company, with a strike price of $0.31 per share. These options will vest pro rata on a monthly basis for the term of the employment agreement. On each anniversary, Mr. Silverman will be eligible to be granted a minimum of 500,000 stock options of C-Bond Systems, LLC at a strike price of $0.85 per common share contingent upon the achievement of certain performance objectives.

●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

Mr. Silverman’s employment agreement provides that, in the event that his employment is terminated by the Company without “cause” (as defined in his employment agreement), or if Mr. Silverman resigned for “good reasons” (as defined in his employment agreement), subject to a complete release of claims, he will be entitled to (i) retain all stock options previously granted; and (ii) receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date. In the event that Mr. Silverman’s employment is terminated by the Company for “cause” (as defined in his employment agreement), or if Mr. Silverman resigned without “good reasons” (as defined in his employment agreement), subject to a complete release of claims, he will be entitled to receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him. Additionally, if a change of control (as defined in his employment agreement) occurs during the term of this agreement, all unvested stock options will vest in full, and if the valuation of the Company in the change of control transaction is greater than $0.85 per common share, then Mr. Silverman shall be paid a bonus equal to two times his minimum base salary and minimum target bonus.

Pursuant to the employment agreement, Mr. Silverman will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

Employment Agreement with Vince Pugliese

We entered into an employment agreement with Mr. Pugliese on October 12, 2015, which was amended on February 11, 2016 and December 20, 2016. Pursuant to this amended employment agreement, he serves as our Chief Operating Officer for an initial term until December 20, 2018. Either party may terminate the employment by giving 30-days’ advance notice of termination. As consideration for these services, the employment agreement provides Mr. Pugliese with the following compensation and benefits:

●	An annual base salary of $180,000.

●	Annual cash performance bonus opportunity as determined by the Board.

●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel.

In the event of a change of control (as defined in his employment agreement), and within one year thereafter termination of employment for good “cause” (as defined in his employment agreement), by the Company or for “good reason” (as defined in his employment agreement) by Mr. Pugliese, Mr. Pugliese will be entitled to receive, subject to a complete release of all claims, a lump sum payment equal to his current annual base salary within 30 days after termination date. Further, in the event Mr. Pugliese’s employment is terminated by the Company for a reason other than for cause then the Company shall continue to pay his regular base salary for one year following the termination date.

Pursuant to the employment agreement, Mr. Pugliese will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

Consulting Agreement with Bruce Rich

We entered into a consulting agreement with Mr. Rich on January 1, 2018, pursuant to which Mr. Rich agreed to consult as and when requested by C-Bond Systems, LLC, for a period of three years or until the aggregate cash payments total $300,000. As consideration for these services, Mr. Rich is entitled to a monthly fee equal to half of the base salary paid to Mr. Silverman, subject to a minimum of $8,333.33. Neither party may terminate this agreement prior to the end of the term. Pursuant to this consulting agreement, Mr. Rich will be subject to a confidentiality covenant, a three-year non-competition covenant and a three-year non-solicitation covenant.

Outstanding Equity Awards at Fiscal Year-End

The following are the outstanding equity awards for the named executive officers as of December 31, 2017, which have been adjusted to give effect to the Merger:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)		Number of Securities Underlying Unexercised Options (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)(4)	Option Expiration Date
Scott R. Silverman	208,219		2,791,781	(1)	0	$0.31	10/18/2027
Vince Pugliese	1,024,382		275,616	(2)	0	$0.31	12/23/2026
Bruce Rich	3,000,000	(3)	—		0	$0.03	8/9/2023

(1)	These shares vest in tranches of 83,333 shares on the 18th of each month for 36 months from October 16, 2017.
(2)	These shares vest as follows: 150,000 shall vest on December 20, 2018, and 125,616 shares vested in tranches of 13,889 shares each month through October 2018.
(3)	These shares are fully vested.
(4)	This reflects the converted exercise price of such options.

C-Bond Systems, Inc. 2018 Long-Term Incentive Plan

On June 7, 2018, our Board of Directors and our stockholders approved the C-Bond Systems, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”), which became effective on August 2, 2018. The purposes of the 2018 Plan is to advance the interests of the Company, its affiliates and its stockholders and promote the long-term growth of the Company by providing employees, non-employee Directors and third-party service providers with incentives to maximize stockholder value and to otherwise contribute to the success of the Company and its affiliates, thereby aligning the interests of such individuals with the interests of the Company’s stockholders and providing them additional incentives to continue in their employment or affiliation with the Company.

Summary of the Plan

Administration

The 2018 Plan will be administered by a committee designated by the Board of Directors (the “Committee”) or, in the absence of the Committee or in the case of awards issued to non-employee Directors, the 2018 Plan will be administered by the Board of Directors (as applicable, the “Administrator”). The Administrator also has full and exclusive power and authority to administer the 2018 Plan.  In administering awards under our 2018 Plan, the Administrator, has the power, subject to the terms of the 2018 Plan, to determine the terms of the awards granted under our 2018 Plan, including any applicable exercise or grant price, the number of shares subject to each award and the exercisability of the awards.  The Administrator also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2018 Plan.

On a calendar year basis, the Board of Directors may, by resolution, delegate to the Chief Executive Officer of the Company the limited authority to grant awards under the 2018 Plan during such calendar year to designated classes of employees, who are not officers of the Company or any affiliate and subject to the provisions of Section 16 of the Exchange Act, and to service providers.

Types of Awards

Under our 2018 Plan, the Administrator may grant:

●	options to acquire our Common Stock, both incentive stock options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options which are not intended to satisfy such requirements. The exercise price of options granted under our 2018 Plan must at least be equal to the fair market value of our Common Stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of our outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

●	stock appreciation rights, or SARs, which allow the recipient to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of our Common Stock, or a combination thereof, as determined by the Administrator.

●	restricted stock awards, which are awards of our shares of Common Stock that vest in accordance with terms and conditions established by the Administrator.

●	restricted stock units, which are awards that are based on the value of our Common Stock and may be paid in cash or in shares of our Common Stock.

●	other types of stock-based or stock-related awards not otherwise described by the terms and provision of the 2018 Plan, including the grant or offer for sale of unrestricted shares of the Company’s Common Stock, and which may involve the transfer of actual shares of the Company’s Common Stock or payment in cash or otherwise of amounts based on the value of shares of our Common Stock and may be designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

●	other cash-based awards to eligible persons in such amounts and upon such terms as the Administrator shall determine.

An award granted under the 2018 Plan must include a minimum vesting period of at least one year, provided, however, that an award may provide that the award will vest before the completion of such one-year period upon the death or qualifying disability of the grantee of the award or a change of control of the Company and awards covering, in the aggregate, 25,000,000 shares of our Common Stock may be issued without any minimum vesting period.

Shares Authorized for Issuance

The aggregate number of shares of Common Stock that may be issued under the 2018 Plan is 50,000,000 shares.  In addition, the maximum aggregate number of shares of our Common Stock that may be subject to incentive stock options granted under the 2018 Plan is 50,000,000 shares.

Term

The Board may alter, amend, or terminate our 2018 Plan and the Administrator may alter, amend, or terminate any award agreement in whole or in part; however, no termination, amendment, or modification shall adversely affect in any material way any award previously granted, without the written consent of the holder. Our 2018 Plan was adopted on June 7, 2018, became effective on August 2, 2018, and will continue indefinitely until it is terminated by the Board as provided in the 2018 Plan. However, as required by the Internal Revenue Code, no incentive stock option awards may be granted under our 2018 Plan on or after the tenth anniversary of the date the plan was adopted by the Board, unless our 2018 Plan is subsequently amended, with the approval of stockholders, to extend the period for granting such awards.

Certain Federal Income Tax Consequences

The following is a general summary of certain of the U.S. Federal income tax consequences to the Company and Participants in the 2018 Plan, who are either U.S. citizens or residents, of certain transactions with respect to awards which may be granted under the 2018 Plan. This summary is based on statutory authority and judicial and administrative interpretations as of the date hereof, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances.  State, local and other tax consequences are not discussed below.

Incentive Stock Options. Incentive stock options are subject to special Federal income tax treatment.   No Federal income tax is imposed on an employee of the Company upon the grant or the exercise of an incentive stock option if the employee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the stock option was granted or within the one-year period beginning on the date the stock option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for Federal income tax purposes in connection with the grant or exercise of the incentive stock option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of our Common Stock on the date of exercise and the exercise price must generally be included in the employee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the employee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute long-term capital gain. If an employee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the employee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the employee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Nonqualified Stock Options. As a general rule, no Federal income tax is imposed on the Participant upon the grant of a nonqualified stock option, and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a nonqualified stock option, the Participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of our Common Stock at the time of exercise over the amount the Participant pays under the option for those shares.  Upon the exercise of a nonqualified stock option the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the Participant.  Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss.

Stock Appreciation Rights.  As a general rule, no Federal income tax is imposed on the Participant upon the grant of a SAR, and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a SAR, the Participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the amount of cash received and/or the fair market value of the shares of our Common Stock received, at the time of exercise (which amount is generally equal to the excess of the fair market value of a share of our Common Stock over the grant price of the SAR multiplied by the number of shares of our Common Stock covered by the portion of the SAR exercised).  Upon the exercise of a SAR the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the Participant.  Upon a subsequent disposition of any shares received upon exercise of a SAR, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss.

Restricted Stock Awards. The recipient of a restricted stock award that is subject to a substantial risk of forfeiture will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When the restricted stock award vests, that is, the risk of forfeiture lapses as to shares covered by the award, the Participant will realize compensation income in an amount equal to the fair market value of those shares of our Common Stock at such time, and the Company will generally be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to the shares granted under the restricted stock award that are paid to the Participant before the risk of forfeiture lapses will also be compensation income to the Participant when paid and generally deductible as such by the Company.  Notwithstanding the foregoing, the recipient of a restricted stock award may elect under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of our Common Stock on the date the award is granted, in which case (a) the Company will generally be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the Participant during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us, and (c) there will be no further Federal income tax consequences when the risk of forfeiture lapses. Such an election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.

Restricted Stock Unit Awards. The grant of a restricted stock unit award under the 2018 Plan generally will not result in the recognition of any Federal taxable income by the Participant or a deduction for the Company at the time of grant. At the time a restricted stock unit award is paid the Participant will generally recognize ordinary income and the Company will be entitled to a corresponding deduction. The measure of the income and the deduction will generally be the number of units subject to the restricted stock unit award multiplied by the value of our Common Stock at the time the restricted stock unit award is settled.

Other Cash-Based and Stock-Based Awards.  The grant of other cash-based awards under the 2018 Plan generally will not be taxable to the Participant, and will not be deductible by us, at the time of grant.  At the time other cash-based awards are settled in cash, the Participant will recognize ordinary income and the Company will be entitled to a corresponding deduction, in the amount of cash received under the award at that time.  Other stock-based awards granted under the 2018 Plan generally have the same tax consequences as restricted stock unit awards.

General.  The 2018 Plan is not intended to satisfy the qualified retirement plan requirements of Section 401(a) of the Internal Revenue Code.  Based upon current law and published interpretations, the Company does not believe that the 2018 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Special Change in Control Payment Rules.  Certain provisions of the 2018 Plan or provisions included in an award agreement may afford a Participant special protections or payments which are treated by the Internal Revenue Code and applicable regulations as being contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets.  To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” for Federal tax purposes that, when aggregated with other parachute payments received by the recipient, if any, could result in the recipient receiving “excess parachute payments” (a portion of which would be allocated to those protections or payments derived from the award).  The Company would not be allowed a deduction for any such excess parachute payments, and the recipient of the payments would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed.

New Plan Benefits

Future awards under the 2018 Plan to our non-employee directors, executive officers, employees and service providers are made at the discretion of the Board and are not subject to set benefits or amounts.

Director Compensation

We did not pay any of our directors for their board service in 2016 or 2017. While our directors received no compensation in 2016 or 2017, beginning after the Merger, our non-executive board members receive $5,000 in cash compensation each quarter, with committee chairs receiving an additional $2,500 per quarter. Each non-executive board member received 250,000 shares of restricted stock in October 2018 for their service on the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of November 28, 2018, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or dispositive power as well as any shares that the individual has the right to acquire within 60 days of November 28, 2018, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 80,372,376 shares of our common stock outstanding as of November 28, 2018. Shares of common stock that a person has the right to acquire within 60 days of November 28, 2018, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted below, the address of the persons listed on the table is c/o C-Bond Systems, Inc. 6035 South Loop East, Houston, TX 77033.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Greater Than 5% Stockholders:
BOCO Investments, LLC(1)	10,150,000	12.6%
Evergreen Venture Holdings, LLC(2)	6,337,972	7.9%
SMS Moreira Ventures, LLC(3)	5,496,260	7.2%
Fournace LLC(4)	5,215,666	6.5%
Horus Holdings International, Inc.(5)	3,880,480	4.8%

Named Executive Officers and Directors:
Scott Silverman(6)	2,663,271	3.3%
Vince Pugliese(7)	3,253,773	4.0%
Bruce Rich(8)	8,215,666	9.9%
Barry M. Edelstein(9)	250,000	* %
Scott V. Thomsen(10)	1,052,200	1.3%
All directors and executive officers as a group (5 persons)(11)	15,434,910	17.9%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)	Schedule 13D filed with the SEC on May 10, 2018 indicates that BOCO Investments, LLC, Pat Stryker and Pat Stryker Living Trust have shared voting and dispositive power with respect to these shares. Includes 8,050,000 shares owned by WestMountain Green, LLC, which is controlled by BOCO Investments, LLC. BOCO Investments, LLC’s address is 1001-A E. Harmony Road, #366, Fort Collins, Colorado 80525.
(2)	Schedule 13G filed with the SEC on November 7, 2018 indicates that Evergreen Venture Holdings, LLC has sole voting and dispositive power with respect to these shares. Evergreen Venture Holdings, LLC’s address is 4222 Winbrook Lane, Orlando, Florida 32817. Mark Rich (brother of Bruce Rich) is the managing member of Evergreen Venture Holdings, LLC.
(3)	Schedule 13G filed with the SEC on October 31, 2018 indicates that SMS Moreira Ventures, LLC has sole voting and dispositive power with respect to these shares. SMS Moreira Ventures, LLC’s address is 232 Bostwick Street, Nacogodoches, Texas 75965. Sergio Moreira is the managing member of SMS Moreira Ventures, LLC.
(4)	Schedule 13G Amendment No. 1 filed with the SEC on November 7, 2018 indicates that Fournace LLC has sole voting and dispositive power with respect to these shares. Fournace LLC’s address is 3333 Allen Parkway, Unit Number 305, Houston, Texas 77019. Bruce Rich is the managing member of Fournace LLC.
(5)	Dr. Victor Mena has sole voting and dispositive power with respect to these shares. Horus Holdings International, Inc.’s address is Dessarollos res. Turisticos, s.a. De C.V., Cipresses No. 100, Col. Ampliacion Jurica, 76100 Queretaro, Qro., C.P., Queretaro, Mexico.
(6)	Includes (i) 1,970,120 shares outstanding pursuant to restricted stock award, and (ii) 693,151 shares issuable upon the exercise of stock options within 60 days of November 28, 2018 and those already vested.
(7)	Includes (i) 517,397 shares held by Mr. Pugliese, (ii) 1,558,433 shares outstanding pursuant to restricted stock awards, and (iii) 1,177,943 shares issuable upon the exercise of stock options within 60 days of November 28, 2018 and those already vested.
(8)	Includes (i) 3,000,000 shares issuable upon exercise of stock options that have vested and (iii) 5,215,666 shares held by Fournace, LLC of which Mr. Rich is the sole member and manager.
(9)	Includes 250,000 shares outstanding pursuant to a restricted stock award.
(10)	Includes (i) 250,000 shares outstanding pursuant to a restricted stock award, and (ii) 802,200 shares issuable upon the exercise of stock options that have vested.
(11)	Includes (i) 5,733,063 shares held by the directors and executive officers, (ii) 4,028,553 shares outstanding pursuant to restricted stock awards and (iii) 5,673,294 shares issuable upon exercise of stock options within 60 days of November 28, 2018, and those that have vested.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 500,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. As of the date of this prospectus, we had 80,372,376 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

Preferred Stock

The following description of our preferred stock and the description of the terms of any particular series of our preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation, if and when adopted by our board of directors, relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

We currently have no shares of preferred stock outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of our common stock.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of our common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Our board of directors may specify the characteristics of any preferred stock.

Any preferred stock issued will be fully paid and nonassessable upon issuance.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended articles of incorporation and our amended and restated bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of our common stock and the removal of our incumbent board of directors or management. These provisions:

●	empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

●	provide that directors may only be removed from office for cause by a majority shareholder vote;

●	eliminate cumulative voting in elections of directors;

●	permit our board of directors to alter, amend or repeal our amended and restated bylaws or to adopt new bylaws; and

●	require the request of holders of at least 20.0% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled “Indemnification of Directors and Officers.”

Transfer Agent

The stock transfer agent for our securities is Corporate Stock Transfer of Denver, Colorado.  Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their phone number is (303) 282-4800.

SELLING STOCKHOLDERS

Shares of Common Stock Offered Hereby

On April 25, 2018, WestMountain, Acquisition Sub and C-Bond Systems, LLC entered into the Merger Agreement, pursuant to which the Acquisition Sub merged with and into C-Bond Systems, LLC, which was the surviving corporation, and thus became our wholly-owned subsidiary.

Pursuant to the Merger, all of the outstanding common units of C-Bond Systems, LLC that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,783 shares of our Common Stock.  In addition, each option to purchase C-Bond Systems, LLC common units, issued and outstanding immediately prior to the closing of the Merger was assumed and converted into an option to purchase an equivalent number of shares of our Common Stock.

Contemporaneously with the closing of the Merger, we sold 3,100,000 shares of our Common Stock pursuant to a private placement at a purchase price of $0.40 per share, to BOCO Investments, LLC, Mark Cline, Jeff Badders, John Rudisill and Koshy Alexander, pursuant to subscription agreements. We also entered into a registration rights agreement with Fournace, LLC.

In connection with the Merger and the private placement described above, and pursuant to the subscription agreements and the registration rights agreement, the selling stockholders agreed not to sell any of their shares of our common stock until the earlier of a resale or shelf registration statement is filed and becomes effective or April 25, 2019. We agreed to file such a registration statement as soon as practicable and to cause that registration statement to be declared effective as soon as reasonably possible. We filed the registration statement on Form S-1, of which this prospectus forms a part, to fulfill our contractual obligations under the subscription and registration rights agreements entered into with the selling stockholders to provide for the resale by the selling stockholders of the shares of common stock offered hereby.

In addition, pursuant to the subscription agreements or registration rights agreements between each selling stockholder and C-Bond Systems, LLC, once this registration statement becomes effective each selling stockholder agreed that such selling stockholder will limit its sale of our Common Stock each trading day to a number of shares of our common stock equal to no more than 15% of the average trading volume of our common stock for the five trading days prior to the sale on the OTC or such national exchange as our common stock may then be traded. This trading restriction applies to all shares of our common stock owned by each selling stockholder directly or indirectly and not just those registered hereby. Each day a new five-day lookback applies. Selling stockholders may not carryforward any shares not sold on a particular day to a later day.

On November 14, 2018, we entered into a Revolving Credit Facility Loan and Security Agreement (“Loan Agreement”) and a Secured Promissory Note (the “Note”) with BOCO Investments, LLC (the “BOCO Investments”) and we are providing for the resale by BOCO Investments of all the shares of common stock that BOCO Investment holds indirectly through WestMountain Green, LLC through this Registration Statement.

The table below lists the selling stockholders and other information regarding their beneficial ownership of our shares of Common Stock. The information provided below with respect to the selling stockholders is based in part on information that has been obtained from the selling stockholders and is as of November 28, 2018. The selling stockholders may offer their Common Stock for resale from time to time pursuant to this prospectus. However, the selling stockholders are under no obligation to sell any of the Common Stock offered pursuant to this prospectus.

While the table and footnotes below assume that the selling stockholders will sell all of their shares listed, because the selling stockholders may sell none, all or some portion of the shares of Common Stock owned by them, we cannot estimate the number of shares of Common Stock that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the selling stockholders provided the information regarding the shares of Common Stock owned by them, all or a portion of the shares of Common Stock owned by them in transactions exempt from the registration requirements of the Securities Act.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below. Except as disclosed in the footnotes below, none of the selling stockholders has been an officer or director of ours or any of our predecessors or affiliates within the past three years. Except as disclosed in the footnotes below and elsewhere in this prospectus, no selling stockholder had a material relationship with the Company or any of its affiliates within the last three years.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to the Offering	Shares of Common Stock Offered	Shares of Common Stock Owned After the Offering(1)(2)	Percentage of Common Stock Owned After the Offering(1)(2)
BOCO Investments, LLC(3)	10,150,000	10,150,000	-	-
Fournace LLC(4)	5,215,666	1,000,000	4,215,666	5.2%
Mark Cline(5)	1,697,261	500,000	1,197,261	1.5%
Jeff Badders(6)	735,060	250,000	485,060	0.6%
John Richard Rudisill(7)	559,379	187,500	371,879	0.5%
Koshy Alexander(8)	385,873	62,500	323,373	0.4%

(1)	Applicable percentage is based on 80,372,376 shares outstanding as of November 28, 2018
(2)	Assumes the sale of all shares offered in this prospectus.
(3)	Consists of 2,100,000 shares owned directly by BOCO Investments, LLC purchased pursuant to the Offering, and 8,050,000 shares owned by WestMountain Green, LLC, which is controlled by BOCO Investments, LLC. BOCO Investments, LLC, Pat Stryker and Pat Stryker Living Trust have shared voting and dispositive power with respect to these shares. For details and a description of transactions between our Company and BOCO Investments, LLC see “Transactions with Related Persons”.
(4)	Consists of shares owned directly by Fournace LLC obtained during the Merger. Bruce Rich, who served as the Chief Executive Officer of C-Bond Systems, LLC until December 18, 2017 and as our consultant thereafter, is the managing member of Fournace, LLC. Fournace, LLC has sole voting and dispositive power with respect to these shares.
(5)	Consists of shares owned directly by Mark Cline, including shares purchased pursuant to the Offering.
(6)	Consists of shares owned directly by Jeff Badders, including shares purchased pursuant to the Offering.
(7)	Consists of shares owned directly by John Richard Rudisill, including shares purchased pursuant to the Offering.
(8)	Consists of shares owned directly by Koshy Alexander, including shares purchased pursuant to the Offering. Koshy Alexander was acting officer of C-Bond Systems, LLC from August 4, 2014 to April 26, 2018 and as our consultant thereafter.

PLAN OF DISTRIBUTION

The Common Stock offered by this prospectus may be sold or distributed from time to time by the selling stockholders, or by their pledgees, donees, partners, members, transferees or other successors, in any one or more of the following ways:

●	directly to one or more purchasers in privately negotiated transactions;

●	in underwritten offerings;

●	through ordinary brokerage transactions, or other transactions involving brokers, dealers or agents;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act;

●	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;

●	in the over-the-counter market;

●	through block trades (including crosses) in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	through short sales;

●	in hedging transactions;

●	through the distribution by a selling stockholder to its partners, members or stockholders;

●	through a combination of any of the above methods of sale; or

●	by any other method permitted pursuant to applicable law.

The Common Stock may also be exchanged pursuant to this prospectus for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The prices at which the Common Stock offered by this prospectus are sold may include:

●	a fixed price or prices, which may be changed;

●	prevailing market prices at the time of sale;

●	prices related to prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	varying prices determined at the time of sale; or

●	negotiated prices.

At the time a particular offering of the Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling stockholders, the aggregate amount of the common stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders, (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers, (4) any other offering expenses, (5) any securities exchanges on which the common stock may be listed, (6) the method of distribution of the common stock, (7) the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers, and (8) any other material information.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Common Stock, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee. The list of selling stockholders may similarly be amended to include any donee, transferee or other successor of the selling stockholders.

The selling stockholders and any broker-dealers or agents who participate in the distribution of Common Stock may be deemed to be “underwriters.” As a result, any profits on the sale of the Common Stock by selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities as underwriters under the Securities Act.

The Common Stock may be offered to the public either through one or more underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or dealers to purchase the Common Stock offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered common stock if any is purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

If Common Stock is sold through underwriters or broker-dealers, each selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions applicable to the sale of such selling stockholder’s Common Stock.

Each selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of Common Stock to be made directly or through agents.

The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of the common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless it has been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Common Stock offered by this prospectus. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the Common Stock by the selling stockholder. There can be no assurance that any selling stockholder will sell any or all of the common stock pursuant to this prospectus.

We have agreed to pay all reasonable expenses incidental to the registration of the common stock, including the payment of federal securities law and state “blue sky” registration fees excluding underwriting discounts and commissions relating to the sale of Common Stock by the selling stockholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

This offering will terminate on the date that all of the Common Stock offered by this prospectus has been sold by the selling stockholders.

The selling stockholders may also sell Common Stock pursuant to Section 4(a)(7) of the Securities Act or Rule 144 under the Securities Act, or other exemption from registration under the Securities Act, rather than this prospectus, in each case if such exemption is available.

EXPERTS

Salberg & Company, PA., independent registered public accounting firm, has audited the consolidated financial statements of the Company at December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017, as set forth in their report. We have included the financial statements of the Company in the prospectus and elsewhere in this registration statement in reliance on Salberg & Company, PA’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Norton Rose Fulbright US LLP, Houston, Texas.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC) AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Nine Months Ended September 30, 2018 and 2017

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC) AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 and 2016

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:

C-Bond Systems, Inc. (formerly C-Bond Systems, LLC)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of C-Bond Systems, Inc. (formerly C-Bond Systems, LLC) and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows, for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has a net loss and cash used in operations of $8,299,692 and $1,084,508, respectively, in 2017 and a working capital deficit, shareholders’ deficit and accumulated deficit of $688,226, $681,043 and $22,854,556, respectively, at December 31, 2017.   These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s Plan in regards to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2017.

Boca Raton, Florida

April 27, 2018 (except for the effects of the reverse merger and recapitalization, and the name change disclosed in Footnote 1, Paragraph 3 and the disclosure of anti-dilution rights in Footnote 7, as to which the date is August 30, 2018)

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS
CURRENT ASSETS:
Cash	$46,448	$596,910
Accounts receivable, net	35,225	14,362
Inventory	10,493	10,951
Prepaid expenses and other current assets	771	-

Total Current Assets	92,937	622,223

OTHER ASSETS:
Property, plant and equipment, net	91,123	125,964
Security deposit	8,977	8,977

Total Other Assets	100,100	134,941

TOTAL ASSETS	$193,037	$757,164

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$164,906	$65,364
Accrued expenses	104,402	25,249
Accrued compensation	511,855	268,154

Total Current Liabilities	781,163	358,767

LONG-TERM LIABILITIES:
Convertible note payable, net of discount	92,917	-

Total Long-term Liabilities	92,917	-

Total Liabilities	874,080	358,767

Commitments and Contingencies (See Note 8)

SHAREHOLDERS’ EQUITY (DEFICIT):
Preferred stock: $0.10 par value, 1,000,000 shares authorized; none issued and outstanding at December 31, 2017 and 2016, respectively	-	-
Common stock: $0.001 par value, 500,000,000 shares authorized; 45,717,635 and 45,203,180 shares issued and outstanding at December 31, 2017 and 2016, respectively	45,717	45,203
Additional paid-in capital	22,127,796	14,908,058
Accumulated deficit	(22,854,556)	(14,554,864)

Total Shareholders’ Equity (Deficit)	(681,043)	398,397

Total Liabilities and Shareholders’ Equity (Deficit)	$193,037	$757,164

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2017	2016

SALES	$405,417	$723,612

COST OF SALES (excluding depreciation expense)	70,048	246,232

GROSS PROFIT	335,369	477,380

OPERATING EXPENSES:
Compensation and related benefits (including stock-based compensation of $6,772,752 and $4,365,964 at December 31, 2017 and 2016, respectively)	7,852,965	5,426,568
Research and development	214,112	220,517
Professional fees	131,022	132,779
General and administrative expenses	428,953	569,784

Total Operating Expenses	8,627,052	6,349,648

LOSS FROM OPERATIONS	(8,291,683)	(5,872,268)

OTHER EXPENSES:
Interest expenses	(8,009)	-

Total Other Expenses	(8,009)	-

NET LOSS	$(8,299,692)	$(5,872,268)

NET LOSS PER COMMON SHARE:
Basic	$(0.18)	$(0.13)
Diluted	$(0.18)	$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	45,284,735	44,642,868
Diluted	45,284,735	44,642,868

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

						Total
			Additional			Shareholders’
	Common Stock		Paid-in	Subscription	Accumulated	Equity
	# of Shares	Amount	Capital	Receivable	Deficit	(Deficit)

Balance, December 31, 2015	42,410,410	42,410	9,494,887	(950,000)	(8,682,596)	(95,299)

Common shares issued for cash	1,175,902	1,176	998,824	-	-	1,000,000

Accretion of stock option expense	-	-	4,310,964	-	-	4,310,964

Stock option exercise compensation	-	-	55,000	-	-	55,000

Exercise of stock options	1,616,868	1,617	48,383	-	-	50,000

Cash received for subscription receivable	-	-	-	950,000	-	950,000

Net loss	-	-	-	-	(5,872,268)	(5,872,268)

Balance, December 31, 2016	45,203,180	45,203	14,908,058	-	(14,554,864)	398,397

Common shares issued for cash	514,455	514	436,986	-	-	437,500

Beneficial conversion feature on convertible note payable	-	-	10,000	-	-	10,000

Stock option exercise compensation	-	-	60,000	-	-	60,000

Accretion of stock option expense	-	-	6,712,752	-	-	6,712,752

Net loss	-	-	-	-	(8,299,692)	(8,299,692)

Balance, December 31, 2017	45,717,635	$45,717	$22,127,796	$-	$(22,854,556)	$(681,043)

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,299,692)	$(5,872,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	38,295	34,545
Bad debt expense	16,894	71,582
Amortization of debt discount to interest expense	2,917	-
Stock-based compensation	6,772,752	4,365,964
Change in operating assets and liabilities:
Accounts receivable	(37,757)	(49,851)
Inventory	458	25,252
Prepaid expenses and other assets	(771)	4,000
Accounts payable	99,542	(94,119)
Accrued expenses	79,153	(9,679)
Accrued compensation	243,701	(109,057)

NET CASH USED IN OPERATING ACTIVITIES	(1,084,508)	(1,633,631)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,454)	(31,327)

NET CASH USED IN INVESTING ACTIVITIES	(3,454)	(31,327)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common shares	437,500	1,000,000
Proceeds from exercise of stock options	-	50,000
Proceeds from convertible note payable	150,000	-
Repayment of convertible note payable	(50,000)	-
Proceeds from subscription receivable	-	950,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	537,500	2,000,000

NET (DECREASE) INCREASE IN CASH	(550,462)	335,042

CASH, beginning of year	596,910	261,868

CASH, end of year	$46,448	$596,910

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$675	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Beneficial conversion feature reflected in debt discount	$10,000	$-

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

C-Bond Systems, Inc. (the “Company”) is incorporated in the State of Colorado. C-Bond Systems, LLC (the “LLC”) is a company formed in Texas on August 7, 2013 and is a subsidiary of the Company as of April 26, 2018. The Company and its subsidiaries are a nanotechnology company and sole owners, developers and manufacturers of the patented C-Bond technology. The Company is engaged in the implementation of proprietary and nanotechnology applications and processes to enhance properties of strength, functionality and sustainability within brittle material systems. The Company presently has a focus in the multi-billion dollar glass and window film industry with target markets in the United States and internationally.

On April 25, 2018, the LLC entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with WestMountain Alternative Energy, Inc. (“WestMountain”), an inactive publicly held company, and its subsidiary, WETM Acquisition Corp. (“Acquisition Sub”). Pursuant to the terms of the Merger Agreement, on April 25, 2018, or the Closing Date, the Acquisition Sub merged with and into the LLC, which was the surviving corporation. Accordingly, the LLC became a wholly-owned subsidiary of WestMountain whose name then changed to C-Bond Systems, Inc. (See Note 10).

All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the reverse merger and recapitalization. Additionally, the Company name has been changed throughout these consolidated financial statements to C-Bond Systems, Inc. to retroactively reflect the new reorganized entity as a corporation resulting from the reverse merger, however all balances, results of operations, and disclosures still relate only to those of the LLC for the periods presented.

Basis of presentation and principles of consolidation

The Company’s consolidated financial statements include the financial statements of its wholly-owned subsidiaries, C-Bond R&D Solutions, LLC, C-Bond Industrial Solutions, LLC, and C-Bond Security Solutions, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Going concern

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $8,299,692 and $5,872,268 for the years ended December 31, 2017 and 2016, respectively.  The net cash used in operations were $1,084,508 and $1,633,631 for the years ended December 31, 2017 and 2016, respectively. Additionally, the Company had an accumulated deficit, a shareholders’ deficit and a working capital deficit of $22,854,556, $681,043 and $688,226, respectively, at December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of common shares and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2017 and 2016 include estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the fair value of a beneficial conversion feature, and the fair value of non-cash equity transactions.

Fair value of financial instruments and fair value measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 820.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable, accrued expenses, and accrued compensation approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to ten years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Revenue recognition

The Company sells its products primarily to distributors and authorized dealers. Pursuant to the guidance of ASC Topic 605, the Company recognizes sales when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Cost of sales

Cost of sales includes inventory costs, packaging costs and warranty expenses.

Shipping and handling costs

Shipping and handling costs incurred for product shipped to customers are included in general and administrative expenses and amounted to $29,262 and $18,242 for the years ended December 31, 2017 and 2016, respectively. Shipping and handling costs charged to customers are included in sales.

Warranty liability

The Company provides limited warranties on its products for product defects for periods ranging from 36 months to the life of the product. Warranty costs may include the cost of product replacement, refunds, labor costs and other costs. Allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires the Company to make estimates of product warranty claim rates and expected costs to repair or to replace the products under warranty. The Company currently establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior 12 months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from the Company’s estimates, adjustments to recognize additional cost of sales may be required in future periods. Historically the warranty accrual and the expense amounts have been immaterial. The warranty liability is included in accrued expenses on the accompanying consolidated balance sheets and amounted $21,935 and $14,251 at December 31, 2017 and 2016, respectively. For the years ended December 31, 2017 and 2016, warranty expense amounted to $7,784 and $32,601, respectively, and is included in cost of sales on the accompanying consolidated statements of operations.

Research and development

Research and development costs incurred in the development of the Company’s products are expensed as incurred and includes costs such as labor, materials, and other allocated costs incurred. For the years ended December 31, 2017 and 2016, research and development costs incurred in the development of the Company’s products were $214,112 and $220,517, respectively, and are included in operating expenses on the accompanying consolidated statements of operations.

Advertising costs

The Company participates in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. For the years ended December 31, 2017 and 2016, advertising costs charged to operations were $41,555   and $120,412, respectively and are included in sales and marketing on the accompanying consolidated statements of operations. These advertising expenses do not include cooperative advertising and sales incentives which have been deducted from sales.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Federal and state income taxes

The Company and its subsidiaries operated as a limited liability company through December 31, 2017 and passed all income and loss to each member based on their proportionate interest in the Company.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes “. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2017 and 2016, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2013. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of December 31, 2017 and 2016.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective January 1, 2017, the Company adopted the Accounting Standards Update No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new shares from its unissued authorized shares.

Loss per common share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per common shares (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares, common share equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of stock options (using the treasury stock method) and shares issuable upon conversion of convertible notes payable (using the as-if converted method). These common stock equivalents may be dilutive in the future. All potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	December 31, 2017	December 31, 2016
Convertible note	129,349	-
Stock options	14,894,213	10,564,213

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Segment reporting

During the years ended December 31, 2017 and 2016, the Company operated in one business segment.

Recent accounting pronouncements

In August 2016, the FASB issued ASU 2016-15 which addresses eight cash flow classification issues, eliminating the diversity in practice. This ASU is effective for annual and interim reporting periods beginning after December 15, 2017, with early adoption permitted. The retrospective transition method, requiring adjustment to all comparative periods presented, is required unless it is impracticable for some of the amendments, in which case those amendments would be prospectively applied as of the earliest date practicable. The adoption of ASU 2016-15 is not expected to have any impact on the Company’s consolidated financial statements.

In May 2014, FASB issued an update (“ASU 2014-09”) establishing Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company will adopt this standard in 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company’s sources of revenue, the Company has concluded that ASU 2014-09 will not have a material impact on the process for, timing of, and presentation and disclosure of revenue recognition from contracts with customers.

There are no other recently issued accounting standards that apply to us or that are expected to have a material impact on our results of operations, financial condition, or cash flows.

NOTE 3 – ACCOUNTS RECEIVABLE

At December 31, 2017 and 2016, accounts receivable consisted of the following:

	December 31, 2017	December 31, 2016
Accounts receivable	$38,279	$14,362
Less: allowance for doubtful accounts	(3,054)	-
Accounts receivable, net	$35,225	$14,362

For the years ended December 31, 2017 and 2016, bad debt expense amounted to $16,894 and $71,582, respectively.

NOTE 4 – INVENTORY

At December 31, 2017 and 2016, inventory consisted of the following:

	December 31, 2017	December 31, 2016
Raw materials	$7,269	$186
Finished goods	3,224	10,765
Inventory	$10,493	$10,951

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 5 – PROPERTY AND EQUIPMENT

At December 31, 2017 and 2016, property and equipment consisted of the following:

	Useful Life	2017	2016

Machinery and equipment	5 - 7 years	$52,538	$49,084
Furniture and office equipment	3 - 7 years	45,063	45,063
Vehicles	5 years	68,341	68,341
Leasehold improvements	3 years	16,701	16,701
		182,643	179,189
Less: accumulated depreciation		(91,520)	(53,225)
Property and equipment, net		$91,123	$125,964

For the years ended December 31, 2017 and 2016, depreciation and amortization expense is included in general and administrative expenses and amounted to $38,295 and $34,545, respectively.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

On June 1, 2017, the Company received $100,000 from a third party pursuant to the terms of a convertible promissory note (the “Convertible Note”). The Convertible Note accrued interest at 7% per annum and all principal and interest is payable on the maturity date of June 1, 2019. The Holder may, at any time, upon written notice, convert all amounts then outstanding under this Convertible Note into a number of common shares of the Company equal to the amount then owed under this Note divided by $0.77. Upon the maturity date, the principal and accrued interest under this note will automatically be converted into the number of common shares of the Company equal to the amount then owed under this Convertible Note divided by $0.77. The Company may prepay this Convertible Note at any time upon thirty days’ prior written notice to the Holder and shall prepay this Convertible Note in full upon the thirty days’ prior written notice of a change of control event. The Company evaluated the conversion feature of the Convertible Note and determined the Company’s common stock fair value exceeded the conversion price as stated in the Convertible Note. Management determined that the favorable exercise price represented a beneficial conversion feature. Using the intrinsic value method at the convertible promissory note date, a total discount of $10,000 was recognized and is being amortized to interest expense over the term of the Convertible Note. For the years ended December 31, 2017 and 2016, amortization of debt discount charged to interest expense amounted to $2,917 and $0, respectively. As of December 31, 2017 and 2016, the principal balance due under this Convertible Note is $100,000 and $0, respectively. In March 2018, the principal balance all accrued interest was converted into common shares (See Note 10).

On August 7, 2017, the Company received $50,000 from a third party pursuant to the terms of a convertible promissory note (the “Note”). The Note accrued interest at 7% per annum and all principal and interest was payable on demand. The Holder may, at any time, upon written notice, convert all amounts then outstanding under this Convertible Note into a number of common shares of the Company equal to the amount then owed under this Note divided by $0.85. In November 2017, the Company repaid this Note and all interest due. The Company evaluated the conversion feature of the Note and determined the Company’s common stock was equal to the conversion price as stated in the Note. Accordingly, management determined that no beneficial conversion feature existed.

For the years ended December 31, 2017 and 2016, interest expense related to the Convertible Note and Note amounted to $5,092 and $0, respectively.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

At December 31, 2017 and 2016, the Convertible Note consisted of the following:

	December 31, 2017	December 31, 2016
Principal amount	$100,000	$-
Less: unamortized debt discount	(7,083)	-
Convertible note payable, net	$92,917	$-

The weighted average interest rate during the year ended December 31, 2017 was 7.0%.

NOTE 7 – SHAREHOLDERS’ EQUITY (DEFICIT)

Issuance of common shares for cash

During 2016, the Company issued 1,175,902 common shares for cash proceeds of $1,000,000, or $0.85 per common share.

During 2016, the Company received proceeds of $950,000 from the collection of subscription receivables from the sale of common shares in 2015.

During 2017, the Company issued 514,455 common shares for cash proceeds of $437,500, or $0.85 per common share.

Common shares issued for exercise of stock option

In June 2016, the Company issued 1,616,868 common shares upon the exercise of 500,000 stock options at $0.03 per share. In connection with this option exercise, the Company received proceeds of $50,000.

Anti-dilution rights related to C-Bond Systems, LLC

Prior to the Merger discussed in Notes 1 and 10, C-Bond Systems, LLC entered into certain contracts, described below, which provided certain anti-dilution protection to the counterparties to those contracts.  The Company believes that these contracts do not apply to any future issuances of equity by C-Bond Systems, Inc.

In 2013, pursuant to a subscription agreement, the Company’s subsidiary. C-Bond Systems, LLC issued 2,425,300 common shares. To the extent that during the Term C-Bond Systems, LLC issues any “down-round” or subsequent investments based upon an enterprise value of less than $2,000,000 (“Dilutive Transaction”) (other than an issuance pursuant to an option agreement with an employee or otherwise to compensate an employee, or incident to an acquisition of assets by C-Bond Systems, LLC in which common units were issued to the seller of such assets) contemporaneously with the Dilutive Transaction, the contract obligated C-Bond Systems, LLC to issue the Investor additional common units in C-Bond Systems, LLC in an amount which would provide them with the ownership percentage interest which they would have held in C-Bond Systems, LLC represented by the common units purchased by them on this date.

In 2015, pursuant to a subscription agreement, C-Bond Systems, LLC issued 3,880,480 common shares to an entity at $0.77 per common share. This agreement entitled the subscriber to anti-dilution protection to the extent that C-Bond Systems, LLC issued any equity in a “down-round” based upon a value of less than $0.77 per common unit of C-Bond Systems, LLC (other than an issuance pursuant to an option agreement with an employee or consultant or otherwise to compensate an employee or consultant, or incident to an acquisition of assets by C-Bond Systems, LLC in which common units are issued to the seller of such assets (“Dilutive Transaction”). Contemporaneously with the Dilutive Transaction the contract obligated C-Bond Systems, LLC to issue the Subscriber additional common units in C-Bond Systems, LLC in an amount which would provide the investor with the ownership percentage interest in C-Bond Systems, LLC on a fully diluted basis which Subscriber held immediately prior to the Dilutive Transaction.

In 2016, pursuant to a subscription agreement, C-Bond Systems, LLC issued 1,175,902 common shares to an entity at $0.85 per common share. This agreement entitled this investor to customary broad-based weighted average anti-dilution protection to the extent that after the date of this subscription agreement C-Bond Systems, LLC issued any equity in a “down round” based upon a value of less than $0.85 per common share, including the issuance of options with an exercise price per share of less than $0.85 to compensate employees or consultants (“Dilutive Transaction”), subject to exclusions for issuances of common shares or options in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions. The agreement obligated C-Bond Systems, LLC to give to this investor written notice (an ” Issuance Notice”) of any proposed issuance by C-Bond Systems, LLC of any C-Bond Systems, LLC common units, or other form of equity interest (excluding issuances of C-Bond Systems, LLC options or other equity to compensate employees or consultants and the issuance of shares in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions) at least ten business days prior to the proposed issuance date. This contract entitled the investor to purchase their pro rata portion of such shares or other equity interest of C-Bond Systems, LLC at the price and on the other terms and conditions specified in the issuance notice.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Common share exercise compensation

As compensation for services commencing on February 1, 2016 and continuing through February 14, 2019, on December 27, 2016, the Company granted a stock option exercise right to an employee of the Company, whereby the employee will receive a credit of $5,000 per month towards the cash required to exercise his 750,000 options at $0.31 per share. Accordingly, the employee can exercise options on a cashless basis up to the amount he has been credited. As of December 31, 2017 and 2016, the employee was credited $115,000 and $55,000 towards the options exercise, respectively. No cash disbursement will be required by the Company under this provision. The Company recognized compensation expense of $60,000 and $55,000 in 2017 and 2016, respectively, with a corresponding increase to shareholders’ equity.

Stock options

During the year ended December 31, 2016, the Company granted options to purchase 2,789,334 common shares to several employees at exercise prices ranging from $0.31 to $0.85 per share with vesting terms ranging from immediately vesting to 3 years. The options were valued at the grant date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 1.46%, expected dividend yield of 0%, expected option term of 5.75 years for the shares that vested immediately and 5.75 to 6.0 years for those with vesting terms using the simplified method and an expected volatility of 79% based on comparable volatility. The aggregate grant date fair value of these awards amounted to $5,150,361. The Company recognizes compensation cost for unvested stock-based option awards on a straight-line basis over the requisite service period.

During the year ended December 31, 2017, the Company granted options to purchase 4,000,000 common shares to two employees at exercise prices ranging from $0.03 to $0.31 per common share with vesting terms ranging from immediately vesting to 3 years. The options were valued at the grant date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 2.15%, expected dividend yield of 0%, expected option terms ranging from 5.75 to 6.50 years using the simplified method and an expected volatility of 79% based on comparable volatility. The aggregate grant date fair value of these awards amounted to $9,583,020. The Company recognizes compensation cost for unvested stock-based option awards on a straight-line basis over the requisite service period.

During the year ended December 31, 2017, the Company granted options to purchase 330,000 common shares to certain non-employees at an exercise price of $0.85 per common share with vesting terms ranging from immediately vesting to 5 years to these consultants. The options were valued at the grant date and remeasurement date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 2.20%, expected dividend yield of 0%, expected option term of 4.65 to 5.25 years using the simplified method and expected volatility of 79% based on comparable volatility. The value of the options granted to non-employees which vested over time are remeasured at each reporting date until vesting occurs. The aggregate grant date fair value of these awards, as adjusted to apply variable measurement date accounting for non-employee awards, amounted to $591,452 as of December 31, 2017. The Company recognizes compensation cost for unvested stock-based incentive awards on a straight-line basis over the requisite service period.

On December 18, 2017, the Company modified certain outstanding stock options that were previously granted in 2016 and 2015. The exercise price of the modified options was adjusted to $0.31. As a result, the Company modified the exercise price of 2,005,998 stock options that were granted in 2016 and 2015. This modification resulted in incremental stock compensation of $825,207 of which $532,248 was expensed in December 2017 for options that were vested at the modification date and as of December 31, 2017. Additionally, incremental stock compensation expense related to options that were not yet vested at the modification date will be recognized over the remaining vesting period.

For the years ended December 31, 2017 and 2016, the Company recorded $6,712,752 and $4,310,964 of compensation and consulting expense related to stock options, respectively. Total unrecognized compensation and consulting expense related to unvested stock options at December 31, 2017 amounted to $7,298,141. The weighted average period over which share-based compensation expense related to these options will be recognized is approximately two years.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Stock option activities for the years ended December 31, 2017 and 2016 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2015	8,274,879	$0.29	8.11	$12,951,384
Granted	2,789,334	0.75
Exercised	(500,000)	(0.03)
Balance Outstanding December 31, 2016	10,564,213	0.42	7.73	$14,637,188
Granted	4,330,000	0.29
Balance Outstanding December 31, 2017	14,894,213	$0.32	7.63	$25,722,685

Exercisable, December 31, 2017	10,877,251	$0.30	7.02	$19,329,789

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its facilities under non-cancelable operating leases through November 2018. Rent expense for operating leases was $73,986 and $65,962 for the years ended December 31, 2017 and 2016, respectively. Future minimum lease payments under non-cancelable operating leases at December 31, 2017 are as follows:

Years ending December 31,	Amount
2018	$45,195
Total minimum non-cancelable operating lease payments	$45,195

Legal matters

The Company received demands from a vendor for non-payment of research and development fees in the amount of $268,695. The Company believes that it is not liable for this amount and will vigorously dispute such claim. As of December 31, 2017, the Company recorded additional research and development expenses and accrued expenses of $75,000 in connection with this claim. In April 2018, the Company entered into a settlement agreement with this vendor (See Note 10).

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2017, other than discussed above, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

Employment agreements

On August 10, 2013 the Company entered into an employment agreement with the Company’s former chief executive officer. Pursuant to this employment agreement, he is to receive cash salary and a 5% commission on equity capital raised for the Company. He also obtained an option to elect to convert all or any part of his future unpaid compensation and benefits into shares of the Company. The conversion price per share (the “Exercise Price”) shall be equal to $0.03 per share. The Company determined that the commitment date of the option is August 10, 2013, the date of the employment agreement but no expense shall not be recognized until the contingency of exercise and determination of quantity of options is resolved. Accordingly, this option was valued on the commitment date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 1.46%, expected dividend yield of 0%, expected option term of 5.75 years, and an expected volatility of 79% based on comparable volatility. The commitment date per share fair value amounted to $0.021 per share. On January 2, 2018, the former chief executive officer converted his unpaid compensation into 12,694,893 common shares (see Note 10).

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On October 18, 2017, the Company entered into an employment agreement with Mr. Scott Silverman, pursuant to which he serves as the Chief Executive Officer of the Company for an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. As consideration for these services, the employment agreement provides Mr. Silverman with the following compensation and benefits:

●	An annual base salary of $300,000, with a 10% increase on each anniversary date contingent upon achieving certain performance objectives as set by the Board. Until the Company raises $1,000,000 in debt or equity financing after entering into this agreement, Mr. Silverman will receive ½ of the base salary on a monthly basis with the other ½ being deferred. Upon the financing being raised, Mr. Silverman will receive the deferred portion of his compensation and his base salary will be paid in full moving forward.
●	When the first $500,000 of equity investments is raised by the Company, after entering into this employment agreement, Mr. Silverman will receive a capital raise success bonus of 5% of all equity capital raised from investors/lenders introduced by him to the Company.
●	Annual cash performance bonus opportunity as determined by the Board.
●	An option to acquire 3,000,000 common shares of the Company, with a strike price of $0.31 per share. These options will vest pro rata on a monthly basis for the term of the employment agreement. On each anniversary, Mr. Silverman will be eligible to be granted a minimum of 500,000 stock options of the Company at a strike price of $0.85 per common shares contingent upon the achievement of certain performance objectives.
●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

Mr. Silverman’s employment agreement provides that, in the event that his employment is terminated by the Company without “cause” (as defined in his new employment agreement), or if Mr. Silverman resigned for “good reasons” (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to (i) retain all stock options previously granted; and (ii) receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date. In the event that Mr. Silverman’s employment is terminated by the Company for “cause” (as defined in his employment agreement), or if Mr. Silverman resigned without “good reasons” (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him. Additionally, if a change of control (as defined in his employment agreement) occurs during the term of this agreement, all unvested stock options will vest in full and if the valuation of the Company in the change of control transaction is greater than $0.85 per common shares, then Mr. Silverman shall be paid a bonus equal to two times his minimum base salary and minimum target bonus. Pursuant to the employment agreement, Mr. Silverman will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

On October 12, 2015, the Company entered into an employment agreement with Mr. Vincent Pugliese, which was amended on February 11, 2016 and December 20, 2016. Pursuant to this amended employment agreement, he serves as the Chief Operating Officer of the Company for an initial term until December 20, 2018. He will also assume the title of President and interim Chief Financial Officer. Either party may terminate the employment by giving 30-days’ advance notice of termination. As consideration for these services, the employment agreement provides Mr. Pugliese with the following compensation and benefits:

●	An annual base salary of $180,000.
●	Annual cash performance bonus opportunity as determined by the Board.
●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel.

In the event of a change of control (as defined in his employment agreement), and within one year thereafter termination of employment for good “cause” (as defined in his employment agreement), by the Company or for “good reason” (as defined in his employment agreement) by Mr. Pugliese, Mr. Pugliese will be entitled to receive, subject to a complete release of all claims, a lump sum payment equal to his current annual base salary within 30 days after termination date. Further, in the event Mr. Pugliese’s employment is terminated by the Company for a reason other than for cause then the Company shall continue to pay his regular base salary for one year following the termination date. Pursuant to the employment agreement, Mr. Pugliese will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

Licensing agreement

Pursuant to an agreement dated April 8, 2016, between the Company and Rice University, Rice University has granted a non-exclusive license to the Company, in nanotube-based surface treatment for strengthening glass and related materials under Rice’s intellectual property rights, to use, make, distribute, offer and sell the licensed products specified in the agreement. In consideration for which, the Company had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination, In addition, the Company is required to pay for the maintenance of the patents, This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement. There have been no royalty payments paid or due through December 31, 2017.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 9 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company places its cash in banks at levels that, at times, may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of December 31, 2017. As of December 31, 2016, the Company had approximately $246,854 in excess of FDIC insured levels. The Company has not experienced any losses in such accounts through December 31, 2017.

Geographic concentrations of sales

For the years ended December 31, 2017 and 2016, all sales were in the United States. No other geographical area accounting for more than 10% of total sales during the years ended December 31, 2017 and 2016.

Customer concentrations

For the year ended December 31, 2017, one customer accounted for approximately 15% of total sales. For the year ended December 31, 2016, three customers accounted for approximately 72% of total sales (42%, 19%, and 11%, respectively). A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s consolidated results of operations and financial condition.

Vendor concentrations

For the years ended December 31, 2017 and 2016, the Company purchased substantially all of its inventory from two suppliers. The loss of these suppliers may have a material adverse effect on the Company’s consolidated results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 10 – SUBSEQUENT EVENTS

Merger agreement

On April 25, 2018, the Company entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with WestMountain Alternative Energy, Inc. (“WestMountain”) and its subsidiary, WETM Acquisition Corp. (“Acquisition Sub”). Pursuant to the terms of the Merger Agreement, on April 25, 2018, or the Closing Date, the Acquisition Sub merged with and into the Company, which was the surviving corporation. Accordingly, the Company became a wholly-owned subsidiary of WestMountain.

Pursuant to the Merger, WestMountain acquired the business of the Company. At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, all of the outstanding common units of C-Bond Systems, LLC. (“Common Units”) that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,785 shares of WestMountain’s common stock representing approximately 87% of post-merger common stock outstanding.  As a result, each common unit of C-Bond Systems, LLC was converted into approximately 3.233733 shares of WestMountain’s common stock (the “Conversion Ratio”).

In addition, pursuant to the Merger Agreement, each option to purchase Common Units of C-Bond Systems, LLC, issued and outstanding immediately prior to the closing of the Merger aggregating 14,494,213 options was assumed and converted into an option to purchase an equivalent number of shares of WestMountain’s common stock and the exercise price of each such option was divided by the Conversion Ratio. The issuance of shares of WestMountain’s common stock, or options to purchase WestMountain’s common stock, to holders of C-Bond Systems, LLC’s Common Units and options, are collectively referred to as the Units Conversion.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Merger was treated as a reverse merger and recapitalization of C-Bond Systems, LLC for financial reporting purposes. C-Bond Systems, LLC is considered the acquirer for accounting purposes, and WestMountain’s historical financial statements before the Merger will be replaced with the historical financial statements of C-Bond Systems, LLC before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Stock option exercise

From January 2018 to April 2018, the Company issued 1,293,492 common shares upon the exercise of 400,000 stock options at $0.031 per share. In connection with these option exercises, the Company received proceeds of $40,000.

Common shares issued for debt conversion

On January 2, 2018, the former CEO of the Company converted his accrued compensation and other amounts due to him totaling $392,558 into 12,694,893 common shares, or $0.031 per share. Upon conversion, the Company recorded stock-based compensation of $270,878 based on the commitment date per share fair value of $0.021 per share (see Note 8).

On March 28, 2018, the Company issued 136,894 common shares upon conversion of convertible debt of $100,000 and accrued interest of $5,833 (See Note 6).

Common shares issued for services

On March 7, 2018, the Company entered into a 90-day consulting agreement for business development and lobbying services related to the Company’s ballistic resistant technologies.  In connection with this consulting agreement, the Company issued 80,843 common shares to the consultant which were valued at $68,750, or $0.85 per common share, based on contemporaneous common share sales which will be amortized over the term of the agreement.

In April 2018, the Company issued 3,233,732 restricted shares to employees for services rendered which were valued at $2,750,000, or $0.85 per common share, based on contemporaneous common share sales.

Common shares issued for settlement

In April 2018, the Company issued 315,957 shares to a vendor to settle amounts owed to such vendor which were valued at $268,694, or $0.85 per common share, based on contemporaneous common share sales. In connection with the settlement agreement, the Company recorded research and development expense of $193,694 and reduced accrued expenses of $75,000.

Sale of common shares

In April 2018, the Company issued 32,337 shares of its common stock to an investor for cash proceeds of $27,500, or $0.85 per common shares.

C-BOND SYSTEMS, INC. (FORMERLY C-BOND SYSTEMS, LLC)

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Senior secured convertible note

On January 22, 2018 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “SPA”) with Esousa Holdings, LLC (“Esousa”), whereby Esousa agreed to invest up to $750,000 (the “Purchase Price”) in the Company in exchange for senior secured the convertible notes and five-year warrants, upon the terms and subject to the conditions thereof. Pursuant to the SPA, the Company issued (i) a senior secured convertible note to Esousa on January 22, 2018, in the original principal amount of $260,000, which bears interest at 10% per annum (the “First Note”) and (ii) 293,123 five-year warrants to purchase shares of Company common shares at a purchase price of $0.27 per share. On January 22, 2018, the Company received cash proceeds of $260,000 under this convertible note. Each convertible note issued pursuant to the SPA was due and payable two years from the issuance date of the respective convertible note, and any accrued and unpaid interest relating to each convertible note, was due and payable semi-annually.

The Convertible Note was convertible into common shares at a conversion price of is $0.27 which was lower than the fair value of common shares based on recent sales of common shares on the date of issue. Additionally, as warrants were issued with the Convertible Note, the proceeds were allocated to the instruments based on relative fair value as the warrants did not contain any features requiring liability treatment and therefore were classified as equity. The value allocated to the warrants was $186,368 and $73,632 was allocated to the beneficial conversion feature. Since the intrinsic value of the beneficial conversion feature and warrants was greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature and warrants was limited to the amount of the proceeds allocated to the convertible instrument. Accordingly, the Company recorded as debt discount of $260,000 with the credit to additional paid in capital. The debt discount associated will be amortized to interest expense over the term of the Convertible Note.

On April 26, 2018, the Company and Esousa entered into a Termination Agreement and General Release (“Termination Agreement”) whereby the Company paid Esousa $270,000, and the SPA, Note, Warrant and Registration Rights Agreement and all rights and obligations were terminated. In connection with the Termination Agreement, the Company recorded debt extinguishment expense of $229,696.

Legal matters

Prior to the Closing of the Merger, C-Bond received a letter from counsel to Arnold Jay Boisdrenghein/Equity Capital Holding Group, Inc. claiming that such parties were entitled to a finder’s fee in connection with the Merger of $25,000 and 1,000,000 post-Merger shares of common stock of WestMountain. The Company intends to vigorously defend this claim. We cannot predict the timing and ultimate outcome of this matter, however we believe the range of possible loss is immaterial to our financial statements.

Post-merger private placement

Contemporaneously with the closing of the Merger, pursuant to subscription agreements, WestMountain issued an aggregate of 3,100,000 shares of Common Stock at a price of $0.40 per share for aggregate gross consideration of approximately $1,240,000 to six accredited investors. The Company agreed to cause WestMountain to file a shelf registration statement registering all of the shares of Common Stock subscribed for hereby (but no other shares owned by Subscriber) as soon as reasonably practicable after completion of the Merger and to use commercially reasonable efforts to cause that registration statement to be declared effective as soon as reasonably practical.

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 27, 2018, the date the financial statements were available to be issued.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$136,489	$46,448
Accounts receivable, net	363	35,225
Inventory	9,023	10,493
Prepaid expenses and other current assets	18,333	771

Total Current Assets	164,208	92,937

OTHER ASSETS:
Property, plant and equipment, net	65,186	91,123
Security deposit	8,977	8,977

Total Other Assets	74,163	100,100

TOTAL ASSETS	$238,371	$193,037

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$332,684	$164,906
Accrued expenses	24,958	104,402
Accrued compensation	136,024	511,855

Total Current Liabilities	493,666	781,163

LONG-TERM LIABILITIES:
Convertible note payable, net of discount	-	92,917

Total Long-term Liabilities	-	92,917

Total Liabilities	493,666	874,080

Commitments and Contingencies (See Note 8)

SHAREHOLDERS’ DEFICIT:

Preferred stock: $0.10 par value, 1,000,000 shares authorized; none issued and outstanding at September 30, 2018 and December 31, 2017, respectively	-	-
Common stock: $0.001 par value, 500,000,000 shares authorized; 76,997,376 and 45,717,635 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	76,997	45,717
Additional paid-in capital	30,109,165	22,127,796
Accumulated deficit	(30,441,457)	(22,854,556)

Total Shareholders’’ Deficit	(255,295)	(681,043)

Total Liabilities and Shareholders’’ Deficit	$238,371	$193,037

See accompanying notes to unaudited condensed consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

SALES	$89,301	$118,850	$230,586	$313,294

COST OF SALES (excluding depreciation expense)	15,998	22,555	44,010	64,177

GROSS PROFIT	73,303	96,295	186,576	249,117

OPERATING EXPENSES:

Compensation and related benefits (including stock-based compensation of $1,836,653 and $874,604 for the three months ended September 30, 2018 and 2017, and $5,101,319 and $2,111,620 for the nine months ended September 30, 2018 and 2017, respectively)	2,161,564	1,122,370	5,903,804	2,854,974
Research and development	80,376	16,958	148,981	122,347
Professional fees	213,386	24,415	776,618	58,117
General and administrative expenses	112,436	69,046	311,596	294,171

Total Operating Expenses	2,567,762	1,232,789	7,140,999	3,329,609

LOSS FROM OPERATIONS	(2,494,459)	(1,136,494)	(6,954,423)	(3,080,492)

OTHER EXPENSES:
Loss on debt extinguishment	-	-	(383,475)	-
Settlement expense	(200,000)	-	(200,000)	-
Interest expenses	-	(4,865)	(49,003)	(5,282)

Total Other Expenses	(200,000)	(4,865)	(632,478)	(5,282)

NET LOSS	$(2,694,459)	$(1,141,359)	$(7,586,901)	$(3,085,774)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.04)	$(0.03)	$(0.11)	$(0.07)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic and diluted	75,591,641	45,229,381	68,041,147	45,212,010

See accompanying notes to unaudited condensed consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,586,901)	$(3,085,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	25,937	28,372
Bad debt expense (recovery)	(915)	-
Amortization of debt discount to interest expense	40,691	1,667
Stock-based compensation	5,101,319	2,111,620
Stock-based professional fees	80,417	-
Settlement expense	200,000	-
Loss on debt extinguishment	380,171	-
Change in operating assets and liabilities:
Accounts receivable	35,777	(74,004)
Inventory	1,470	10,239
Prepaid expenses and other assets	771	(10,536)
Accounts payable	207,693	77,222
Accrued expenses	1,389	615
Accrued compensation	37,321	126,248

NET CASH USED IN OPERATING ACTIVITIES	(1,474,860)	(814,331)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in recapitalization	187,401	-
Purchases of property and equipment	-	(3,453)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	187,401	(3,453)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	1,267,500	100,000
Proceeds from exercise of stock options	110,000	-
Repayment of convertible note payable	(260,000)	-
Proceeds from convertible note payable	260,000	150,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,377,500	250,000

NET INCREASE (DECREASE) IN CASH	90,041	(567,784)

CASH, beginning of period	46,448	596,910

CASH, end of period	$136,489	$29,126

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$6,696	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Beneficial conversion feature reflected in debt discount	$260,000	$10,000
Common stock issued as prepaid for services	$18,333	$-
Common stock issued for accrued compensation	$392,577	$-
Exercise of stock options for accrued compensation	$20,575	$-
Common stock issued for debt and accrued interest	$105,833	$-
Common stock issued for accrued settlement	$114,915	$-

See accompanying notes to unaudited condensed consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of organization

On April 25, 2018, C-Bond Systems, Inc. and its subsidiary, WETM Acquisition Corp. (“Acquisition Sub”) entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with C-Bond Systems, LLC which was organized as a limited liability company in Texas and started business on August 7, 2013 and has three subsidiaries. Pursuant to the terms of the Merger Agreement, on April 25, 2018, referred to as the Closing Date, the Acquisition Sub merged with and into C-Bond Systems, LLC, which was the surviving corporation. Accordingly, C-Bond Systems, LLC became a wholly-owned subsidiary of C-Bond Systems, Inc., C-Bond Systems, Inc., and its subsidiaries are herein referred to as “the Company”. Any reference to contractual agreements throughout these footnotes may relate to C-Bond Systems Inc., or one of its subsidiaries.

Pursuant to the Merger, the Company acquired all of the outstanding equity interests of C-Bond Systems, LLC. It is engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality and sustainability within brittle material systems with a strong focus in the glass industry. At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, all of the outstanding common units of C-Bond Systems, LLC (“Common Units”) that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,783 shares of our common stock. As a result, each common unit of C-Bond Systems, LLC was converted into approximately 3.233733 shares of our common stock (the “Conversion Ratio”).  In addition, pursuant to the Merger Agreement, each option to purchase Common Units, issued and outstanding immediately prior to the closing of the Merger was assumed and converted into an option to purchase an equivalent number of shares of our common stock and the exercise price of each such option was divided by the Conversion Ratio. As a result, a total of 14,494,213 options were issued.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Merger was treated as a reverse merger and recapitalization of C-Bond Systems, LLC for financial reporting purposes since the C-Bond Systems LLC members retained an approximate 87% controlling interest in the post-merger consolidated entity. C-Bond Systems, LLC is considered the acquirer for accounting purposes, and the Company’s historical financial statements before the Merger will be replaced with the historical financial statements of C-Bond Systems, LLC and Subsidiaries before the Merger in future filings with the SEC. The balance sheets at their historical cost basis of both entities are combined at the merger date and the results of operations from the merger date forward will include the historical results of C-Bond Systems, LLC and its subsidiaries and results of C-Bond Systems, Inc. (f.k.a. Westmountain Alternative Energy, Inc) from the merger date forward. The Merger was intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

On June 7, 2018, a majority of the Company’s shareholders and its board approved the change of the Company’s name to C-Bond Systems, Inc., approved an increase in the Company’s authorized number of common shares from 100,000,000 to 500,000,000 shares of common stock, and authorized 1,000,000 shares of preferred stock to have such classes and preferences as the Board of Directors may determine from time to time. These changes became effective on July 18, 2018.

All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the reverse merger and recapitalization.

Basis of presentation and principles of consolidation

The Company’s consolidated financial statements include the financial statements of its wholly-owned subsidiaries, C-Bond Systems, LLC, C-Bond R&D Solutions, LLC, C-Bond Industrial Solutions, LLC, and C-Bond Security Solutions, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain information and note disclosure normally included in consolidated financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements These unaudited condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the consolidated financial statements for the years ended December 31, 2017 and 2016 of the Company which were included in the Company’s report on Form 8-K as filed with the Securities and Exchange Commission on May 1, 2018.

Going concern

These unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, the Company had a net loss of $7,586,901 for the nine months ended September 30, 2018. The net cash used in operations was $1,474,860 for the nine months ended September 30, 2018. Additionally, the Company had an accumulated deficit, shareholders’ deficit, and working capital deficit of $30,441,457, $255,295 and $329,458, respectively, at September 30, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of common shares and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the nine months ended September 30, 2018 and 2017 include estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the fair value of beneficial conversion features, and the fair value of non-cash equity transactions.

Fair value of financial instruments and fair value measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 820. ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

The carrying amounts reported in the unaudited condensed consolidated balance sheets for cash, accounts receivable, accounts payable, accrued expenses, and accrued compensation approximate their fair market value based on the short-term maturity of these instruments.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to ten years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

In May 2014, FASB issued an update Accounting Standards Update (“ASU”) (“ASU 2014-09”) establishing Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard in 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company’s sources of revenue, the Company has concluded that ASU 2014-09 did not have a material impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers and there was no cumulative effect adjustment.

The Company sells its products primarily to distributors and authorized dealers. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Cost of sales

Cost of sales includes inventory costs, packaging costs and warranty expenses.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

Shipping and handling costs

Shipping and handling costs incurred for product shipped to customers are included in general and administrative expenses and amounted to $12,197 and $16,979 for the nine months ended September 30, 2018 and 2017, respectively. Shipping and handling costs charged to customers are included in sales.

Warranty liability

The Company provides limited warranties on its products for product defects for periods ranging from 12 months to the life of the product. Warranty costs may include the cost of product replacement, refunds, labor costs and other costs. Allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires the Company to make estimates of product warranty claim rates and expected costs to repair or to replace the products under warranty. The Company currently establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior 12 months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from the Company’s estimates, adjustments to recognize additional cost of sales may be required in future periods. Historically the warranty accrual and the expense amounts have been immaterial. The warranty liability is included in accrued expenses on the accompanying consolidated balance sheets and amounted $21,366 and $21,935 at September 30, 2018 and December 31, 2017, respectively. For the nine months ended September 30, 2018 and 2017, warranty expense amounted to $4,478 and $6,112, respectively, and is included in cost of sales on the accompanying condensed consolidated statements of operations.

Research and development

Research and development costs incurred in the development of the Company’s products are expensed as incurred and includes costs such as labor, materials, and other allocated costs incurred. For the nine months ended September 30, 2018 and 2017, research and development costs incurred in the development of the Company’s products were $148,981 and $122,347, respectively, and are included in operating expenses on the accompanying condensed consolidated statements of operations.

Advertising costs

The Company participates in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. For the nine months ended September 30, 2018 and 2017, advertising costs charged to operations were $10,082 and $37,107, respectively and are included in sales and marketing on the accompanying condensed consolidated statements of operations. These advertising expenses do not include cooperative advertising and sales incentives which have been deducted from sales.

Federal and state income taxes

Through April 25, 2018, the Company’s subsidiaries operated as a limited liability company and passed all income and loss to each member based on their proportionate interest in the Company. Effective April 26, 2018, the Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of September 30, 2018 and December 31, 2017, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2013. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of September 30, 2018 and December 31, 2017.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective January 1, 2017, the Company adopted the Accounting Standards Update No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new shares from its unissued authorized shares.

Loss per common share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per common share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to members by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares, common share equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of stock options (using the treasury stock method) and shares issuable upon conversion of convertible notes payable (using the as-if converted method). These common share equivalents may be dilutive in the future.

All potentially dilutive common shares were excluded from the computation of diluted common shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	September 30, 2018	September 30, 2017
Convertible note	-	129,870
Stock options	13,164,213	10,894,213

Segment reporting

During the nine months ended September 30, 2018 and 2017, the Company operated in one business segment.

Recent accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842) “. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The pronouncement requires a modified retrospective method of adoption and is effective on January 1, 2019, with early adoption permitted. The Company will continue to evaluate the effect the adoption of ASU 2016-02 will have on the consolidated financial statements of the Company.

In June 2018, the FASB issued ASU 2018-07 which simplifies the accounting for share-based payments granted to non-employees for services by aligning it with the accounting for share-based payments to employees, with certain exceptions. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We do not expect the adoption of this accounting guidance to have a material impact on our condensed consolidated financial statements.

There are no other recently issued accounting standards that apply to us or that are expected to have a material impact on our results of operations, financial condition, or cash flows.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

NOTE 3 – ACCOUNTS RECEIVABLE

At September 30, 2018 and December 31, 2017, accounts receivable consisted of the following:

	September 30, 2018	December 31, 2017
Accounts receivable	$363	$38,279
Less: allowance for doubtful accounts	-	(3,054)
Accounts receivable, net	$363	$35,225

For the nine months ended September 30, 2018 and 2017, bad debt (recovery) expense amounted to $(915) and $0, respectively.

NOTE 4 – INVENTORY

At September 30, 2018 and December 31, 2017, inventory consisted of the following:

	September 30, 2018	December 31, 2017
Raw materials	$736	$7,269
Finished goods	8,287	3,224
Inventory	$9,023	$10,493

NOTE 5 - PROPERTY AND EQUIPMENT

At September 30, 2018 and December 31, 2017, property and equipment consisted of the following:

	Useful Life	2018	2017

Machinery and equipment	5 - 7 years	$52,538	$52,538
Furniture and office equipment	3 - 7 years	45,063	45,063
Vehicles	5 years	68,341	68,341
Leasehold improvements	3 years	16,701	16,701
		182,643	182,643
Less: accumulated depreciation		(117,457)	(91,520)
Property and equipment, net		$65,186	$91,123

For the nine months ended September 30, 2018 and 2017, depreciation and amortization expense is included in general and administrative expenses and amounted to $25,937 and $28,372, respectively.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

On June 1, 2017, the Company received $100,000 from a third party pursuant to the terms of a convertible promissory note (the “Convertible Note”). The Convertible Note accrued interest at 7% per annum and all principal and interest is payable on the maturity date of June 1, 2019. The holder of the Convertible Note could have, at any time, upon written notice, convert all amounts then outstanding under this Convertible Note into a number of common shares of the Company equal to the amount then owed under this Note divided by $0.77. Upon the maturity date, the principal and accrued interest under this note would have automatically be converted into the number of common shares of the Company equal to the amount then owed under this Convertible Note divided by $0.77. The Company evaluated the conversion feature of the Convertible Note and determined the Company’s common stock fair value exceeded the conversion price as stated in the Convertible Note. Management determined that the favorable exercise price represented a beneficial conversion feature. Using the intrinsic value method at the convertible promissory note date, a total discount of $10,000 was recognized and was being amortized to interest expense over the term of the Convertible Note. In March 2018, the principal balance of $100,000 all accrued interest of $5,833 was converted into 136,894 common shares and the Convertible Note was terminated. As of December 31, 2017, the principal balance due under this Convertible Note was $100,000. As of September 30, 2018, this Convertible Note is no longer outstanding.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

On January 22, 2018 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “SPA”) with Esousa Holdings, LLC (“Esousa”), whereby Esousa agreed to invest up to $750,000 (the “Purchase Price”) in the Company in exchange for senior secured the convertible notes and five-year warrants, upon the terms and subject to the conditions thereof. Pursuant to the SPA, the Company issued (i) a senior secured convertible note to Esousa on January 22, 2018, in the original principal amount of $260,000, which bears interest at 10% per annum (the “First Note”) and (ii) 293,123 five-year warrants to purchase common shares of the Company at a purchase price of $0.87 per unit. On January 22, 2018, the Company received cash proceeds of $260,000 under this convertible note. Each convertible note issued pursuant to the SPA was due and payable two years from the issuance date of the respective convertible note, and any accrued and unpaid interest relating to each convertible note, was due and payable semi-annually.

The Convertible Note was convertible into common shares at a conversion price of is $0.87 which was lower than the fair value of common shares based on recent sales of common shares of the Company on the date of issue.  Additionally, as warrants were issued with the Convertible Note, the proceeds were allocated to the instruments based on relative fair value as the warrants did not contain any features requiring liability treatment and therefore were classified as equity. The value allocated to the warrants was $186,368 and $73,632 was allocated to the beneficial conversion feature. Since the intrinsic value of the beneficial conversion feature and warrants was greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature and warrants was limited to the amount of the proceeds allocated to the convertible instrument.

Accordingly, the Company recorded as debt discount of $260,000 with the credit to additional paid in capital. The debt discount associated was to be amortized to interest expense over the term of the Convertible Note.

On April 26, 2018, the Company and Esousa entered into a Termination Agreement and General Release (“Termination Agreement”) whereby the Company paid Esousa $270,000, and the SPA, Note, Warrant and Registration Rights Agreement and all rights and obligations were terminated. In connection with the Termination Agreement, the Company recorded debt extinguishment expense of $229,696, including the write-off of remaining debt discount of $226,392 and the payment of additional interest of $3,304.

For the nine months ended September 30, 2018 and 2017, interest expense related to these Convertible Notes amounted to $49,003 and $417, including amortization of debt discount charged to interest expense of $40,303 and $417, respectively.

At September 30, 2018 and December 31, 2017, the Convertible Note consisted of the following:

	September 30, 2018	December 31, 2017
Principal amount	$-	$100,000
Less: unamortized debt discount	-	(7,083)
Convertible note payable, net	$-	$92,917

The weighted average interest rate during the nine months ended September 30, 2018 was 8.7%.

NOTE 7 - SHAREHOLDERS’ DEFICIT

Common shares issued for debt conversion

On January 2, 2018, the former CEO of the Company converted his accrued compensation and other amounts due to him totaling $392,558 into 12,694,893 common shares, or $0.031 per share based on the original employment agreement (See Note 8). Upon conversion, the Company recorded stock-based compensation of $270,878 based on the August 2013 commitment date per share fair value of his conversion option of $0.021 per share (see Note 8).

On March 28, 2018, the Company issued 136,894 common shares upon conversion of convertible debt of $100,000 and accrued interest of $5,833 (See Note 6).

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

Issuance of common shares for services

On March 7, 2018, the Company entered into a 90-day consulting agreement for business development and lobbying services related to the Company’s ballistic resistant technologies.  In connection with this consulting agreement, the Company issued 80,843 common shares to the consultant which were valued at $68,750, or $0.85 per common share, based on contemporaneous common share sales, which was amortized over the term of the agreement. Additionally, on June 12, 2018, the Company entered into a six months consulting agreement with this consultant. In connection with this consulting agreement, the Company issued 50,000 common shares to the consultant which were valued at $20,000, or $0.40 per common share, based on contemporaneous common share sales, which will be amortized over the term of the agreement. In connection with these consulting agreements, during the nine months ended September 30, 2018, the Company recorded stock-based professional fees of $80,417, and prepaid expenses of $8,333 which will be amortized over the remaining term.

In April 2018, the Company issued 3,233,732 restricted common shares of the Company to employees for services rendered which were valued at $2,750,000, or $0.85 per common share, based on contemporaneous common share sales. These share vest on May 1, 2019. In connection with these shares, the Company shall record stock-based compensation over the one-year vesting period. In June 2018, an employee resigned and his employment agreement was terminated. Accordingly, in June 2018, 485,060 non-vested shares were forfeited. Accordingly upon termination, the Company reversed all stock-based compensation previously recognized on the non-vested shares. For the nine months ended September 30, 2018, the Company recorded stock-based compensation expense of $973,957 related to these shares. Total unrecognized compensation expense related to these unvested common shares at September 30, 2018 amounted to $1,363,742 which will be amortized over the remaining vesting period.

In September 2018, the Company entered into a 90-day consulting agreement for marketing services. In connection with this consulting agreement, the Company issued 25,000 restricted common shares of the Company to a consultant for marketing services to be rendered for the term effective October 1, 2018. These shares were valued at $10,000, or $0.40 per common share, based on contemporaneous common share sales, which was amortized over the term of the agreement. In connection with this consulting agreement, at September 30, 2018, the Company recorded prepaid expenses of $10,000 which will be amortized over the agreement term.

Common shares issuable pursuant to employment agreement

On August 15, 2018 (the “Effective Date”), the Company entered into an employment agreement with its vice president of sale and distribution. Pursuant to this employment agreement, the Company agreed to grant a restricted stock award of 500,000 common shares of the Company which will vest on the first anniversary date of the employment agreement. If the employee’s employment is terminated without cause or for good reason (both as defined in the employment agreement), or a change of control event (as defined in the employment agreement) occurs, these shares will immediately vest. For any other termination of employment, unvested restricted stock shall immediately terminate. These shares were valued on the date of grant at $200,000, or $0.40 per common share, based on contemporaneous common share sales. These shares vest on August 15, 2019. In connection with these shares, the Company shall record stock-based compensation over the one-year vesting period. For the nine months ended September 30, 2018, the Company recorded stock-based compensation expense of $25,000 related to these shares. As of September 30, 2018, these shares had not been issued. Total unrecognized compensation expense related to these unvested common shares at September 30, 2018 amounted to $175,000 which will be amortized over the remaining vesting period.

Common shares issued for exercise of stock options

During the nine months ended September 30, 2018, the Company issued 2,488,895 common shares upon the exercise of 1,595,403 stock options. In connection with these option exercises, the Company received proceeds of $110,000 and reduced accrued compensation by $20,575.

Common shares issued for settlement

In April 2018, the Company issued 315,957 common shares of the Company to a vendor to settle amounts owed to such vendor which were valued at $268,694, or $0.85 per common share, based on contemporaneous common share sales. In connection with the settlement agreement, the Company recorded settlement expense of $153,779 and reduced accounts payable and accrued expenses by $39,915 and $75,000, respectively.

Prior to the Closing of the Merger, C-Bond Systems LLC received a letter from counsel to Arnold Jay Boisdrenghein/Equity Capital Holding Group, Inc. claiming that such parties were entitled to a finder’s fee in connection with the Merger of $25,000 and 1,000,000 post-Merger shares of common stock of the Company. On August 20, 2018, pursuant to a settlement and release agreement, the Company issued 500,000 shares of common stock to settle this claim. These shares were valued at $200,000, or $0.40 per common share, based on contemporaneous common share sales. In connection with this settlement agreement, the Company recorded a settlement expense of $200,000.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

Sale of common shares

In April 2018, the Company issued 32,337 of its common shares to an investor for cash proceeds of $27,500, or $0.85 per common share.

Contemporaneously with the closing of the Merger, pursuant to subscription agreements, the Company issued an aggregate of 3,100,000 shares of common stock at a price of $0.40 per share for aggregate gross consideration of approximately $1,240,000 to six accredited investors. The Company agreed to file a shelf registration statement registering all of the shares of Common Stock subscribed for hereby (but no other shares owned by Subscriber) as soon as reasonably practicable after completion of the Merger and to use commercially reasonable efforts to cause that registration statement to be declared effective as soon as reasonably practical.

Deemed issuance pursuant to reverse recapitalization

On April 25, 2018, in connection with merger with C-Bond Systems, LLC, the Company is deemed to have issued 9,106,250 of its common shares for cash of $187,401. These shares represent the outstanding shares of C-Bond Systems, Inc. just prior to the Merger on April 25, 2018.

Common share exercise compensation

As compensation for services commencing on February 1, 2016 and continuing through February 14, 2019, on December 27, 2016, the Company granted a stock option exercise right to an employee of the Company, whereby the employee will receive a credit of $5,000 per month towards the cash required to exercise his 750,000 options at $0.31 per share. Accordingly, the employee can exercise options on a cashless basis up to the amount he has been credited. As of September 30, 2018, and December 31, 2017, the employee was credited $160,000 and $115,000 towards the options exercise, respectively. No cash disbursement will be required by the Company under this provision. The Company recognized compensation expense of $45,000 and $45,000 during the nine months ended September 30, 2018 and 2017, respectively, with a corresponding increase to shareholders’ equity

Stock options

For the nine months ended September 30, 2018 and 2017, the Company recorded $3,786,484 and $2,066,620 of compensation and consulting expense related to stock options, respectively. Total unrecognized compensation and consulting expense related to unvested stock options at September 30, 2018 amounted to $3,125,104. The weighted average period over which stock-based compensation expense related to these options will be recognized is approximately two years.

Stock option activities for the nine months ended September 30, 2018 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2017	14,894,213	0.32		$7,948,708
Exercised	(1,595,403)	0.08
Forfeited	(134,597)	0.31
Balance Outstanding September 30, 2018	13,164,213	$0.36	6.71	$1,869,623

Exercisable, September 30, 2018	10,732,262	$0.37	6.25	$1,666,440

Warrants

On January 22, 2018, in connection with the SPA with Esousa, the Company issued 293,123 five-year warrants to purchase shares of Company common shares at a purchase price of $0.87 per unit. In April 2018, these warrants were cancelled under a Termination Agreement (see Note 6).

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

Warrant activities for the nine months ended September 30, 2018 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2017	-	-	-	$-
Granted	293,123	0.87
Cancelled	(293,123)	(0.87)
Balance Outstanding September 30, 2018	-	$-	-	$-
Exercisable, September 30, 2018	-	$-	-	$-

2018 Long-term Incentive Plan

On June 7, 2018, a majority of the Company’s shareholders and its board approved the adoption of a 2018 Long-Term Incentive Plan (the “2018 Plan”). The purpose of the 2018 Plan is to advance the interests of the Company, its affiliates and its stockholders and promote the long-term growth of the Company by providing employees, non-employee directors and third-party service providers with incentives to maximize stockholder value and to otherwise contribute to the success of the Company and its affiliates, thereby aligning the interests of such individuals with the interests of the Company’s stockholders and providing them additional incentives to continue in their employment or affiliation with the Company. The Plan was adopted on June 7, 2018 and effective on August 2, 2018.

Under the 2018 Plan, the Plan Administrator may grant:

●	options to acquire the Company’s common stock, both incentive stock options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options which are not intended to satisfy such requirements. The exercise price of options granted under our 2018 Plan must at least be equal to the fair market value of the Company’s common stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of the Company’s outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

●	stock appreciation rights, or SARs, which allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of the Company’s common stock, or a combination thereof, as determined by the Administrator.

●	restricted stock awards, which are awards of the Company’s shares of common stock that vest in accordance with terms and conditions established by the Administrator.

●	restricted stock units, which are awards that are based on the value of the Company’s common stock and may be paid in cash or in shares of the Company’s common stock.

●	other types of stock-based or stock-related awards not otherwise described by the terms and provision of the 2018 Plan, including the grant or offer for sale of unrestricted shares of the Company’s common stock, and which may involve the transfer of actual shares of the Company’s common stock or payment in cash or otherwise of amounts based on the value of shares of the Company’s common stock and may be designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

●	other cash-based awards to eligible persons in such amounts and upon such terms as the Administrator shall determine.

An award granted under the 2018 Plan must include a minimum vesting period of at least one year, provided, however, that an award may provide that the award will vest before the completion of such one-year period upon the death or qualifying disability of the grantee of the award or a change of control of the Company and awards covering, in the aggregate, 25,000,000 shares of our Common Stock may be issued without any minimum vesting period.

The aggregate number of shares of common stock that may be issued under the 2018 Plan is 50,000,000 shares. In addition, the maximum aggregate number of shares of the Company’s common stock that may be subject to incentive stock options granted under the 2018 Plan is 50,000,000 shares.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal matters

The Company received demands from a vendor for non-payment of research and development fees in the amount of $268,695. The Company believed that it was not liable for this amount and vigorously disputed such claim. As of September 30, 2018 and December 31, 2017, the Company reflected accounts payable and accrued expenses of $39,915 and $75,000, respectively, in connection with this claim. In April 2018, the Company entered into a settlement agreement with this vendor (See Note 7).

Prior to the Closing of the Merger, C-Bond Systems LLC received a letter from counsel to Arnold Jay Boisdrenghein/Equity Capital Holding Group, Inc. claiming that such parties were entitled to a finder’s fee in connection with the Merger of $25,000 and 1,000,000 post-Merger shares of common stock of the Company. On August 20, 2018, pursuant to a settlement and release agreement, the Company issued 500,000 shares of common stock to settle this claim. These shares were valued at $200,000, or $0.40 per common share, based on contemporaneous common share sales. In connection with this settlement agreement, the Company recorded settlement expense of $200,000.

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of September 30, 2018, other than discussed above, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

Employment agreements

On August 10, 2013 the Company entered into an employment agreement with the Company’s former chief executive officer. Pursuant to this employment agreement, he was to receive cash salary and a 5% commission on equity capital raised for the Company. He also obtained an option to elect to convert all or any part of his future unpaid compensation and benefits into shares of the Company. The conversion price per share (the “Exercise Price”) was equal to $0.031 per share. The Company determined that the commitment date of the option was August 10, 2013, the date of the employment agreement but no expense was recognized until the contingency of exercise and determination of quantity of options is resolved. Accordingly, in 2013, this option was valued on the commitment date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 1.46%, expected dividend yield of 0%, expected option term of 5.75 years, and an expected volatility of 79% based on comparable volatility. The commitment date per unit fair value amounted to $0.021 per share. On January 2, 2018, the former chief executive officer converted his unpaid compensation into 12,694,893 common shares of the Company (see Note 7).

On October 18, 2017, the Company entered into an employment agreement with Mr. Scott Silverman, pursuant to which he serves as the Chief Executive Officer of the Company for an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. As consideration for these services, the employment agreement provides Mr. Silverman with the following compensation and benefits:

●	An annual base salary of $300,000, with a 10% increase on each anniversary date contingent upon achieving certain performance objectives as set by the Board. Until the Company raises $1,000,000 in debt or equity financing after entering into this agreement, Mr. Silverman will receive ½ of the base salary on a monthly basis with the other ½ being deferred. Upon the financing being raised, Mr. Silverman will receive the deferred portion of his compensation and his base salary will be paid in full moving forward.

●	When the first $500,000 of equity investments is raised by the Company, after entering into this employment agreement, Mr. Silverman will receive a capital raise success bonus of 5% of all equity capital raised from investors/lenders introduced by him to the Company.

●	Annual cash performance bonus opportunity as determined by the Board.

●	An option to acquire 3,000,000 common shares of the Company, with a strike price of $0.31 per unit. These options will vest pro rata on a monthly basis for the term of the employment agreement. On each anniversary, Mr. Silverman will be eligible to be granted a minimum of 500,000 stock options of the Company at a strike price of $0.85 per common unit contingent upon the achievement of certain performance objectives.

●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

The April 25, 2018 financing received of $1,240,000 triggered the right of the employee to receive the deferred salary and the 5% bonus provision disclosed above.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

Mr. Silverman’s employment agreement provides that, in the event that his employment is terminated by the Company without “cause” (as defined in his employment agreement), or if Mr. Silverman resigned for “good reasons” (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to (i) retain all stock options previously granted; and (ii) receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date. In the event that Mr. Silverman’s employment is terminated by the Company for “cause” (as defined in his employment agreement), or if Mr. Silverman resigned without “good reasons” (as defined in his employment agreement), subject to a complete release of claims, he will be entitled to receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him. Additionally, if a change of control (as defined in his employment agreement) occurs during the term of this agreement, all unvested stock options will vest in full and if the valuation of the Company in the change of control transaction is greater than $0.85 per common share, then Mr. Silverman shall be paid a bonus equal to two times his minimum base salary and minimum target bonus. Pursuant to the employment agreement, Mr. Silverman will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

On October 12, 2015, the Company entered into an employment agreement with Mr. Vincent Pugliese, which was amended on February 11, 2016 and December 20, 2016. Pursuant to this amended employment agreement, he serves as the Chief Operating Officer of the Company for an initial term until December 20, 2018. Upon consummation of the Merger, he also assumed the title of President and interim Chief Financial Officer of the Company.  Either party may terminate the employment by giving 30-days’ advance notice of termination. As consideration for these services, the employment agreement provides Mr. Pugliese with the following compensation and benefits:

●	An annual base salary of $180,000.

●	Annual cash performance bonus opportunity as determined by the Board.

●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel.

In the event of a change of control (as defined in his employment agreement), and within one year thereafter termination of employment for good “cause” (as defined in his employment agreement), by the Company or for “good reason” (as defined in his employment agreement) by Mr. Pugliese, Mr. Pugliese will be entitled to receive, subject to a complete release of all claims, a lump sum payment equal to his current annual base salary within 30 days after termination date. Further, in the event Mr. Pugliese’s employment is terminated by the Company for a reason other than for cause then the Company shall continue to pay his regular base salary for one year following the termination date. Pursuant to the employment agreement, Mr. Pugliese will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

On August 15, 2018 (the “Effective Date”), the Company entered into an employment agreement with its vice president of sale and distribution. The term of this agreement shall begin as of the Effective Date and shall end on the time of the termination of this employee’s employment. Pursuant to this employment agreement, this employee shall receive a 5% commission on sales generated by the employee of the Company’s products. Additionally, the Company agreed to grant a restricted stock award of 500,000 common shares of the Company which will vest on the first anniversary date of the employment agreement. If the employee’s employment is terminated without cause or for good reason (both as defined in the employment agreement), or a change of control event (as defined in the employment agreement) occurs, these shares will immediately vest. For any other termination of employment, unvested restricted stock shall immediately terminate. These shares were valued on the date of grant at $200,000, or $0.40 per common share, based on contemporaneous common share sales. These shares vest on August 15, 2019. In connection with these shares, the Company shall record stock-based compensation over the one-year vesting period. For the nine months ended September 30, 2018, the Company recorded stock-based compensation expense of $25,000 related to these shares. Total unrecognized compensation expense related to these unvested common shares at September 30, 2018 amounted to $175,000 which will be amortized over the remaining vesting period.

Licensing agreement

Pursuant to an agreement dated April 8, 2016, between the Company and Rice University, Rice University has granted a non-exclusive license to the Company, in nanotube-based surface treatment for strengthening glass and related materials under Rice’s intellectual property rights, to use, make, distribute, offer and sell the licensed products specified in the agreement. In consideration for which, the Company had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination, In addition, the Company is required to pay for the maintenance of the patents, This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement. There have been no royalty payments paid or due through September 30, 2018.

Anti-dilution rights related to C-Bond Systems, LLC

Prior to the Merger, C-Bond Systems, LLC entered into certain contracts, described below, which provided certain anti-dilution protection to the counterparties to those contracts.  The Company believes that these contracts do not apply to any future issuances of equity by C-Bond Systems, Inc.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

In 2013, pursuant to a subscription agreement, the Company’s subsidiary. C-Bond Systems, LLC issued 2,425,300 common shares. To the extent that during the term of the agreement C-Bond Systems, LLC issues any “down-round” or subsequent investments based upon an enterprise value of less than $2,000,000 (“Dilutive Transaction”) (other than an issuance pursuant to an option agreement with an employee or otherwise to compensate an employee, or incident to an acquisition of assets by C-Bond Systems, LLC in which common units were issued to the seller of such assets) contemporaneously with the Dilutive Transaction, the contract obligated C-Bond Systems, LLC to issue the investor additional common units in C-Bond Systems, LLC in an amount which would provide them with the ownership percentage interest which they would have held in C-Bond Systems, LLC represented by the common units purchased by them on this date.

In 2015, pursuant to a subscription agreement, C-Bond Systems, LLC issued 3,880,480 common shares to an entity at $0.77 per common share. This agreement entitled the subscriber to anti-dilution protection to the extent that C-Bond Systems, LLC issued any equity in a “down-round” based upon a value of less than $0.77 per common unit of C-Bond Systems, LLC (other than an issuance pursuant to an option agreement with an employee or consultant or otherwise to compensate an employee or consultant, or incident to an acquisition of assets by C-Bond Systems, LLC in which common units are issued to the seller of such assets (“Dilutive Transaction”). Contemporaneously with the Dilutive Transaction the contract obligated C-Bond Systems, LLC to issue the Subscriber additional common units in C-Bond Systems, LLC in an amount which would provide the investor with the ownership percentage interest in C-Bond Systems, LLC on a fully diluted basis which Subscriber held immediately prior to the Dilutive Transaction.

In 2016, pursuant to a subscription agreement, C-Bond Systems, LLC issued 1,175,902 common shares to an entity at $0.85 per common share. This agreement entitled this investor to customary broad-based weighted average anti-dilution protection to the extent that after the date of this subscription agreement C-Bond Systems, LLC issued any equity in a “down round” based upon a value of less than $0.85 per common share, including the issuance of options with an exercise price per share of less than $0.85 to compensate employees or consultants (“Dilutive Transaction”), subject to exclusions for issuances of common shares or options in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions. The agreement obligated C-Bond Systems, LLC to give to this investor written notice (an “Issuance Notice”) of any proposed issuance by C-Bond Systems, LLC of any C-Bond Systems, LLC common units, or other form of equity interest (excluding issuances of C-Bond Systems, LLC options or other equity to compensate employees or consultants and the issuance of shares in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions) at least ten business days prior to the proposed issuance date. This contract entitled the investor to purchase their pro rata portion of such shares or other equity interest of C-Bond Systems, LLC at the price and on the other terms and conditions specified in the issuance notice.

NOTE 9 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company places its cash in banks at levels that, at times, may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of September 30, 2018 and December 31, 2017. The Company has not experienced any losses in such accounts through September 30, 2018.

Geographic concentrations of sales

For the nine months ended September 30, 2018 and 2017, all sales were in the United States. No other geographical area accounting for more than 10% of total sales during the nine months ended September 30, 2018 and 2017.

Customer concentrations

For the nine months ended September 30, 2018, one customer accounted for approximately 15.6% of total sales. For the nine months ended September 30, 2017, two customers accounted for approximately 27.5% (10.9% and 16.6%, respectively) of total sales. A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s consolidated results of operations and financial condition.

Vendor concentrations

Generally, the Company purchases substantially all of its inventory from two suppliers. The loss of these suppliers may have a material adverse effect on the Company’s consolidated results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

NOTE 10 – Revenue Recognition

The revenue that the Company recognizes arises from purchase requests the Company receives from its customers. The Company’s performance obligations under the purchase orders correspond to each shipment of product that the Company makes to its customer under the purchase orders; as a result, each purchase order generally contains more than one performance obligation based on the number of products ordered, the quantity of product to be shipped and the mode of shipment requested by the customer. Control of the Company’s products transfers to its customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, the Company’s products, which generally occurs at the later of when the customer obtains title to the product or when the customer assumes risk of loss of the product. The transfer of control generally occurs at a point of shipment from the Company’s warehouse. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue.

When the Company receives a purchase order from a customer, the Company is obligated to provide the product during a mutually agreed upon time period. Depending on the terms of the purchase order, either the Company or the customer arranges delivery of the product to the customer’s intended destination. In situations where the Company has agreed to arrange delivery of the product to the customer’s intended destination and control of the product transfers upon loading of the Company’s product onto transportation equipment, the Company has elected to account for any freight income associated with the delivery of these products as freight revenue, since this activity fulfills the Company’s obligation to transfer the product to the customer. For the nine months ended September 30, 2018, the total amount of freight recognized as revenue was $6,104.

Transaction Price

The Company agrees with its customers on the selling price of each transaction. This transaction price is generally based on the product, market conditions, including supply and demand balances and freight. In the Company’s contracts with customers, the Company allocates the entire transaction price to the sale of product to the customer, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Returns of the Company’s product by its customers are permitted only when the product is not to specification and were not material for the nine months ended September 30, 2018. Any sales tax, value added tax, and other tax the Company collects concurrently with its revenue-producing activities are excluded from revenue.

If the Company continued to apply legacy revenue recognition guidance for the first nine months of 2018, the Company’s revenues, gross margin, and net loss would not have changed The Company adopted the new revenue standard in 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company’s sources of revenue, the Company has concluded that ASU 2014-09 did not have a material impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers and there was no cumulative effect adjustment (See Note 2—Revenue Recognition).

Revenue Disaggregation

The Company tracks its revenue by product. The following table summarizes our revenue by product for the three and nine months ended September 30, 2018:

	For the Three Months Ended September 30, 2018	For the Nine Months Ended September 30, 2018
C-Bond I multi-purpose glass protection system	$27,483	$31,947
C-Bond BRS ballistic resistant glass protection system	23,690	73,805
Solution and film sales - other	12,100	49,691
C-Bond Nanoshield solution sales	24,169	69,039
Freight and delivery	1,859	6,104
Total	$89,301	$230,586

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

NOTE 12 – SUBSEQUENT EVENT

Common shares issuable to officers and employees

On October 6, 2018, the Company entered into restricted stock award agreements (the “Restricted Stock Award Agreements”) with executive officers and employees. Pursuant to the Restricted Stock Award Agreements, the Company agreed to grant restricted stock awards for an aggregate of 2,750,000 common shares of the Company which will vest on the first anniversary date of the Restricted Stock Award Agreements. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements.

Each executive officer and employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. The Company is currently evaluating the fair value of the shares issued and shall record stock-based compensation over the one-year vesting period.

These shares shall be considered outstanding for legal purposes but shall be excluded from basic earnings per share until vesting occurs.

On November 14, 2018, the Company entered into a Revolving Credit Facility Loan and Security Agreement (“Loan Agreement”) and a Secured Promissory Note (the “Note”) with BOCO Investments, LLC (the “BOCO Investments”). Subject to and in accordance with the terms and conditions of the Loan Agreement and the Note, BOCO Investments agrees to lend to the Company up to $400,000 (the “Maximum Loan Amount”) against the issuance and delivery by the Company of the Note for use as working capital and to assist in inventory acquisition. BOCO Investments loaned an initial amount of $200,000 at closing and may loan additional amounts to the Company at any time and from time to time through November 14, 2020, up to an aggregate amount not to exceed the Maximum Loan Amount. The Company must repay all principle, interest and other amounts outstanding on or before November 14, 2020. The Company’s obligations under the Loan Agreement and the Note are secured by a first-priority security interest in substantially all of the Company’s assets (the “Collateral”). The outstanding principal advanced to Company pursuant to the Loan Agreement bears interest at the rate of 12% per annum, compounded annually. The Loan Agreement and Note contain customary representations, warranties and covenants, including covenants requiring the Company to maintain certain inventory and accounts receivable amounts, certain restrictions on the Company’s ability to incur additional debt or create liens on its property. The Loan Agreement and the Note also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit Lender, among other things, to accelerate payment of all amounts outstanding under the Loan Agreement and the Note, as applicable, and to exercise its remedies with respect to the Collateral, including the sale of the Collateral.

C-BOND SYSTEMS, INC.

12,150,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

[______________], 20[__]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table shows the costs and expenses payable in connection with the offering and distribution of the securities being registered.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the shares of common stock being registered. All of these expenses will be paid by us.

SEC registration fee	$2,136
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Printing Costs	$(1)
Filing costs and other miscellaneous fees and expenses	$(1)
Total	$(1)

(1)	Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7-108-402 of the Colorado Business Corporation Act provides that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-108-403 of the Colorado Business Corporation Act (regarding liability of directors for unlawful distributions), or (iv) for any transaction from which the director directly or indirectly derived an improper personal benefit. Such a provision in the articles of incorporation shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date on which the provision becomes effective. Section 7-108-402 further provides that no director or officer shall be personally liable for any injury to persons or property arising out of a tort committed by any employee unless such director or officer (i) was personally involved in the situation giving rise to the litigation or (ii) committed a criminal offense in connection with such situation. The Company’s amended and restated articles of incorporation and amended and restated bylaws provide for indemnification by of its directors, officers, employees, and agents to the fullest extent permitted by law.

Section 7-109-103 of the Colorado Business Corporation Act provides that, unless limited by its articles of incorporation (the Company’s articles of incorporation do not contain any such limitation) a Colorado corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), to which that person was a party because the person is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, agent, business associate, employee, fiduciary, manager, member, partner, promoter, trustee of, or any similar position with, another domestic or foreign entity or of an employee benefit plan (a “Director”), against reasonable expenses incurred by the Director in connection with the Proceeding.

Section 7-109-102 of the Colorado Business Corporation Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred in the Proceeding if (i) the Director’s conduct was in good faith and (ii) the Director reasonably believed, (a) in the case of conduct in an official capacity with the corporation, that the Director’s conduct was in the corporation’s best interests and, (b) in all other cases, that the Director’s conduct was at least not opposed to the corporation’s best interests and, (iii) with respect to any criminal proceeding, the Director had no reasonable cause to believe that his or her conduct was unlawful. Section 7-109-102 further provides that a corporation may not indemnify a Director in connection with any Proceeding charging that the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was adjudged liable on the basis that the Director derived an improper personal benefit.

Section 7-109-106 provides that the determination that indemnification of a Director is permissible shall be made (i) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the Proceeding shall be counted in satisfying the quorum; (ii) if a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the Proceeding (except that Directors who are parties to the Proceeding may participate in the designation of directors for the committee); or (iii) if a quorum cannot be obtained and a committee cannot be established, or if a majority of the directors constituting such quorum or such committee so directs, by independent legal counsel (pursuant to the voting requirements under Section 7-109-106) or by the shareholders.

Under Section 7-109-105 of the Colorado Business Corporation Act, unless otherwise provided in the articles of incorporation, a Director may apply for indemnification to a court of competent jurisdiction. After giving any notice the court considers necessary, the court may order indemnification in the following manner: (i) if the court determines that the Director is entitled to mandatory indemnification under Section 7-109-103, the court shall order (a) indemnification and (b) payment by the corporation of the Director’s reasonable expenses incurred to obtain court-ordered indemnification; and (ii) if the court determines that the Director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the Director met the standard of conduct under Section 7-109-102 or was adjudged liable (a) in an action by or in the right of the corporation or (b) on the basis that he or she derived an improper personal benefit, the court may order indemnification as it deems proper (except that the indemnification in these circumstances is limited to the reasonable expenses incurred in connection with the Proceeding and reasonable expenses incurred to obtain court-ordered indemnification).

Under Section 7-109-107 of the Colorado Business Corporation Act, unless otherwise provided in the articles of incorporation, an officer is entitled to mandatory indemnification under Section 7-109-103, and to apply for court-ordered indemnification under Section 7-109-105, in each case to the same extent as a Director. A Colorado corporation may indemnify and advance expenses to (i) an officer, employee, fiduciary, or agent of the corporation to the same extent as to a Director and (ii) an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Section 7-109-104 of the Colorado Business Corporation Act authorizes a Colorado corporation to pay for or reimburse the reasonable expenses incurred by a Director in defending a Proceeding in advance of final disposition of the Proceeding if (i) the Director furnishes a written affirmation of the Director’s good-faith belief that the Director has met the standard of conduct under Section 7-109-102, (ii) the Director furnishes a written undertaking to repay the advance if it is ultimately determined that the Director did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Colorado Business Corporation Act.

Further, the Company’s amended articles of incorporation and bylaws provide that the Company must indemnify its directors and officers to the fullest extent authorized by law. The Company’s may also purchase insurance on behalf of an existing or former officer, employee, director or agent against any liability asserted against and incurred by that person in such capacity or arising out of that person’s status in such capacity. The Company believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Offering

Contemporaneously with the closing of the Merger, we sold 3,100,000 shares of our common stock pursuant to a private placement at a purchase price of $0.40 per share, to BOCO Investments, LLC, Mark Cline, Jeff Badders, John Rudisill and Koshy Alexander, pursuant to subscription agreements. The private placement is referred to herein as the Offering. The aggregate gross proceeds from the Offering were $1.24 million. The Offering was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC.

Securities Issued in Connection with the Merger

In connection with the completion of the Merger, pursuant to the terms of the Merger Agreement, all of the membership interests of C-Bond Systems, LLC, were converted into an aggregate of 63,505,783 shares of our Common Stock. In addition, we assumed all outstanding options to purchase C-Bond Systems, LLC membership interests that remained outstanding, whether vested or unvested, and converted them into options to purchase an aggregate of 14,494,213 shares of our Common Stock. These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities

In addition to the offering and Merger detailed above, the following list sets forth information as to all securities we sold from January 1, 2015 through the date of this prospectus, which were not registered under the Securities Act. For ease of reference, units of membership interest issued by C-Bond Systems, LLC prior to the Merger have been adjusted to give effect to the Merger and the share conversion ratio pursuant to the Merger Agreement, and described as common shares of our Company in the following discussion.

During 2015, we issued 3,880,480 common shares for collected cash proceeds of $2,050,000, or $0.77 per common share and an outstanding subscription receivable.

During 2016, we received proceeds of $950,000 from the collection of subscription receivables from the sale of common shares in 2015.

During 2016, we issued 1,175,902 common shares for cash proceeds of $1,000,000, or $0.85 per common share.

In June 2016, we issued 1,616,865 common shares at $0.03 per share upon the exercise of 500,000 options. In connection with this option exercise, we received proceeds of $50,000.

During 2017, we issued 514,455 common shares for cash proceeds of $437,500, or $0.85 per share.

On June 1, 2017, we received $100,000 from a third party pursuant to the terms of a convertible promissory note. This convertible note accrued interest at 7% per annum and all principal and interest was payable on the maturity date of June 1, 2019. On March 28, 2018, the note and related accrued interest were converted into 136,894 common shares.

On January 2, 2018, the former CEO of C-Bond Systems, LLC, Bruce Rich, converted his accrued compensation and other amounts due to him totaling $392,558 into 12,694,893 common shares, or $0.031 per share based on the original employment agreement.

On March 7, 2018, we entered into a 90-day consulting agreement for business development and lobbying services related to C-Bond’s ballistic resistant technologies.  In connection with this consulting agreement, we issued 80,843 common shares to the consultant which were valued at $68,750, or $0.85 per share, based on contemporaneous common share sales which will be amortized over the term of the agreement. Additionally, on June 12, 2018, we entered into a six months consulting agreement with this consultant. In connection with this consulting agreement, we issued 50,000 common shares to the consultant which were valued at $20,000, or $0.40 per common share, based on contemporaneous common share sales, which will be amortized over the term of the agreement.

In April 2018, we issued 32,337 common shares to an investor for cash proceeds of $27,500, or $0.85 per common share.

In April 2018, we issued 3,233,732 restricted common shares to key employees, officers and directors. In June 2018, an employee resigned, and his employment agreement was terminated. Accordingly, in June 2018, 485,060 non-vested shares were forfeited.

Contingent on and immediately prior to the Merger, we issued 315,957 common shares to a vendor to settle an account payable.

During the nine months ended September 30, 2018, we issued 2,488,895 common shares upon the exercise of stock options. In connection with this option exercise, we received proceeds of $110,000.

Prior to the Closing of the Merger, C-Bond Systems LLC received a letter from counsel to Arnold Jay Boisdrenghein/Equity Capital Holding Group, Inc. claiming that such parties were entitled to a finder’s fee in connection with the Merger of $25,000 and 1,000,000 post-Merger shares of common stock of the Company. On August 20, 2018, pursuant to a settlement and release agreement, we issued 500,000 shares of common stock to settle this claim.

In September 2018, we entered into a 90-day consulting agreement for marketing services. In connection with this consulting agreement, we issued 25,000 restricted common shares of the Company to a consultant for marketing services to be rendered for the term effective October 1, 2018.

In November 2018, we issued 100,000 common shares upon the exercise of stock options. In connection with this option exercise, we received proceeds of $85,000.

In November 2018, we entered into a 45-day consulting agreement for marketing services. In connection with this consulting agreement, we issued 25,000 restricted common shares of the Company to a consultant for marketing services to be rendered.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached here and incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(ii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on November 30, 2018.

C-BOND SYSTEMS, INC.

By:	/s/ Scott R. Silverman
Scott R. Silverman
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of C-Bond Systems, Inc., hereby severally constitute and appoint Scott R. Silverman and Vince Pugliese, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Scott R. Silverman	Chief Executive Officer, Chairman of the Board and Director	November 30, 2018
Scott R. Silverman	(Principal Executive Officer)

/s/ Vince Pugliese	Chief Operating Officer, President, Interim Chief Financial Officer, and	November 30, 2018
Vince Pugliese	Treasurer (Principal Financial and Accounting Officer)

/s/ Barry M. Edelstein	Director	November 30, 2018
Barry M. Edelstein

/s/ Scott V. Thomsen	Director	November 30, 2018
Scott V. Thomsen

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger and Reorganization dated as of April 25, 2018, among WestMountain Alternative Energy, Inc., WETM Acquisition Corp. and C-Bond Systems, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2018, File No. 000-53029).
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s SB-2 Registration Statement filed with the SEC on January 2, 2008, File No. 333-148440).
3.2	First Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed with SEC on August 11, 2014, File No. 000-53029).
3.3	Second Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2018, File No. 000-53029).
3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 8, 2018, File. No. 000-53029).
4.1	Secured Promissory Note, dated November 14, 2018, with BOCO Investments, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2018, File. No. 000-53029).
5.1#	Opinion of Norton Rose Fulbright US LLP
10.1*	C-Bond Systems, Inc. 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Form S-8 Registration Statement filed with the SEC on September 25, 2018, File No. 333-227522).
10.2*	Form of C-Bond Systems, Inc. Restricted Stock Award Agreement under 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Form S-8 Registration Statement filed with the SEC on September 25, 2018, File No. 333-227522).
10.3*	Form of C-Bond Systems, Inc. Nonqualified Stock Option Award Agreement under 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.3 to the Company’s Form S-8 Registration Statement filed with the SEC on September 25, 2018, File No. 333-227522).
10.4*	Employment Agreement between C-Bond Systems, LLC and Scott Silverman dated October 18, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018, File No. 000-53029).
10.5*	Employment Agreement between C-Bond Systems, LLC and Vince Pugliese dated October 12, 2015, as amended on February 11, 2016 and December 20, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018, File No. 000-53029).
10.6*	Consulting Agreement between C-Bond Systems, LLC and Bruce Rich dated January 1, 2018 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018, File No. 000-53029).
10.7	License Agreement between William Marsh Rice University and C-Bond Systems, Inc. dated April 8, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018, File No. 000-53029).
10.8	Form of Subscription Agreement related to the Offering (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2018, File No. 000-53029).
10.9	Form of Lockup Agreement related to the Offering (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K dated May 1, 2018, File No. 000-53029).
10.10	Registration Rights Agreement between C-Bond Systems, LLC and Fournace, LLC dated April 27, 2018 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2018, File No. 000-53029).
10.11	Revolving Credit Facility Loan and Security Agreement, dated November 14, 2018, between C-Bond Systems, Inc. and BOCO Investments, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2018, File. No. 000-53029).
21.1**	List of Subsidiaries
23.1**	Consent of Salberg & Company, P.A., independent registered public accounting firm
23.2	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page to this Registration Statement)

 # To be filed by amendment.

* Indicates a management contract or any compensatory plan, contract or arrangement.

** Filed herewith